SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant ☐

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☐ Definitive Proxy Statement
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NV ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Michael W. Yackira
President and Chief
Executive Officer

March [  ], 2009

To Our Stockholders:

On behalf of the Board of Directors, I am pleased to invite you to attend the 2009 Annual Meeting of the Stockholders of NV Energy, Inc., which will be held at 10:00 a.m., Pacific Time, on Thursday, April 30, 2009, at the General Office Building of NV Energy, 6100 Neil Road, Reno, Nevada.  The formal notice of the Annual Meeting is set forth on the next page.

The matters to be acted upon at the meeting are described in the attached Proxy Statement. During the meeting, you and other stockholders will have the opportunity to ask questions and comment on the Company’s operations. Directors, officers, and other employees of the Company will be available to visit with you before and after the formal meeting to answer whatever questions you may have. In addition to the matters set forth herein, we will also discuss 2008 financial results. Refreshments will be provided before and after the meeting.

Your views and opinions are very important to the Company. Whether or not you are able to be present at the Annual Meeting, we would appreciate it if you would please review the enclosed Annual Report and Proxy Statement. Regardless of the number of shares you own, please promptly vote your shares by mail, the Internet or telephone.

We greatly appreciate the interest expressed by our stockholders, and we are pleased that in the past so many of you have voted your shares either in person or by proxy. We hope that you will continue to do so and urge you to execute and return your proxy card as soon as possible.

Sincerely,
/s/ Michael W. Yackira

NV ENERGY, INC.
6226 W. Sahara Avenue
Las Vegas, Nevada 89146
__________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
 To Be Held April 30, 2009
 __________________________________

To our Stockholders:

The 2009 Annual Meeting of Stockholders of NV Energy, Inc. (the “Company”) will be held at the General Office Building of NV Energy, Inc., 6100 Neil Road, Reno, NV, at 10:00 a.m., Pacific Time. At the meeting, stockholders will consider and vote on the following matters:

1.	to elect five members of the Board of Directors to serve until the Annual Meeting in 2012, and until their successors are elected and qualified;

2.	to amend the Company’s Articles of Incorporation to provide for the annual election of Directors;

3.	to ratify the selection of the Company’s independent registered public accounting firm; and

4.	to transact such other business as may properly come before the meeting, and any or all adjournments thereof.

Stockholders of record of common stock at the close of business on March 6, 2009, will be entitled to vote at the meeting, and any or all adjournments thereof.

This year we are furnishing proxy materials to our stockholders over the Internet.  You may read, print and download our annual report and proxy statements at the investor section of our website at www.nvenergy.com.  On March [  ], 2009, we mailed our stockholders a notice containing instructions on how to access our 2009 proxy statement and annual report and vote online.  The notice also provides instruction on how you can request a paper copy of these documents if you desire, and how you can enroll in e-delivery. If you received your annual materials via email, the email contains voting instructions and links to the annual report and proxy statement on the Internet.

You are cordially invited to attend the meeting in person if possible. Whether you plan to attend the meeting or not, please read the accompanying proxy statement and then vote your shares as early as possible by mail, internet or telephone. You can change your vote and revoke your proxy at any time before the polls close at the meeting by following the procedures described in the accompanying proxy statement.

On Behalf of the Board of Directors
/s/ Paul J. Kaleta
PAUL J. KALETA, Corporate Secretary

Las Vegas, Nevada
March [  ], 2009

NV ENERGY, INC.
6226 W. Sahara Avenue
Las Vegas, NV 89146
________________________

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
________________________

GENERAL

This proxy statement contains information about the 2009 Annual Meeting of Stockholders of NV Energy, Inc. (the “Annual Meeting”). The Annual Meeting will be held on Thursday, April 30, 2009, beginning at 10:00 a.m., Pacific Time, at NV Energy’s General Office Building, 6100 Neil Road, Reno, Nevada.  Unless the context otherwise requires, references in this proxy statement to “the Company,” “NVE,” “we,” “us,” or “our” refer to NV Energy, Inc.

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions they contain.  If no instruction is specified on a proxy, it will be voted in favor of Proposals 1, 2 and 3, set forth in the notice of the Annual Meeting. A stockholder may revoke any proxy at any time before it is exercised by giving written notice to the Corporate Secretary of the Company, by submitting a later-dated proxy, or by revoking it in person at the meeting. Your attendance at the Annual Meeting alone will not revoke your proxy.

Our Annual Report to Stockholders for the year ended December 31, 2008, is being made available electronically with the proxy materials, and a hard copy is obtainable at the Stockholder’s request. The Annual Report does not constitute any part of this proxy statement.  If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials other than as described below.  Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials.  The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy by telephone or over the Internet.  If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote on the following matters:

1.	to elect five members of the Board of Directors to serve until the Annual Meeting in 2012, and until their successors are elected and qualified;

2.            to amend the Company’s Articles of Incorporation to provide for the annual election of Directors;

3.            to ratify the selection of the Company’s independent registered public accounting firm; and

4.            to transact such other business as may properly come before the meeting, and any or all adjournments thereof.

Please see the discussion on pages [    ]  of this proxy statement for further information regarding Proposal 1, the discussion on pages [     ]of this proxy statement for further information regarding Proposal 2, and the discussion on pages [   ] of this proxy statement for further information regarding Proposal 3, in each case that our stockholders should consider in determining their vote.

Who can vote?

To be able to vote, you must have been a stockholder of record at the close of business on March 6, 2009. This date is the record date for the Annual Meeting.

Stockholders of record at the close of business on March 6, 2009, are entitled to vote at the Annual Meeting. The number of outstanding shares of our common stock entitled to vote at the Annual Meeting is [                              ].

How many votes do I have?

Each share of our common stock that you owned on the record date entitles you to one vote on each matter that is before the stockholders at the Annual Meeting.

Is my vote important?

Your vote is important regardless of how many shares you own. Please take the time to vote. Take a moment to read the instructions below.

How can I vote?

You may vote in person by attending the meeting or by proxy.  If you are a shareholder of record, you may vote by proxy through the Internet, by telephone or by mail.  You may follow the instructions on the proxy card or the instructions below for voting by one of these methods.  Please help us save time and postage costs by voting through the Internet or by telephone.

If you have Internet access, please visit www.ProxyVote.com website before 11:59 p.m. Eastern Time on April 29, 2009.  The Internet voting procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded.

If you attend the meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the meeting.

If your shares are held in “street name” by a broker or other nominee, you will receive instructions from the holder of record that you must follow in order to vote your shares.  Whether you plan to attend the meeting or not, we encourage you to vote by proxy as soon as possible.

Can I change my vote after I have mailed my proxy card?

Yes. You can change your vote and revoke your proxy at any time before the polls close at the Annual Meeting by doing any one of the following things:

.	submitting a later-dated proxy;

.	giving the Corporate Secretary of the Company a written notice before or at the Annual Meeting that you want to revoke your proxy; or

.	voting in person at the Annual Meeting.

Your attendance at the Annual Meeting alone will not revoke your proxy.

Can I vote if my shares are held in “street name”?

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

If your shares are held in “street name,” you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the Annual Meeting on April 30, 2009. To be able to vote your shares held in “street name” at the Annual Meeting, you will need to obtain a proxy card from the holder of record.

What will happen if I do not give my bank or brokerage firm instructions on how to vote my shares?

Banks, brokers, or other nominees may vote shares held for a customer in “street name” on matters that are considered to be “routine” if they have not received instructions from their customer. A broker “non-vote” occurs when a bank, broker, or other nominee has not received voting instructions from a customer and cannot vote the customer’s shares because the matter is not considered routine.

Of the three matters before the meeting this year, only the election of Directors and the ratification of the selection of the independent accounting firm are deemed to be “routine” matters, which means that if your shares are held in “street name” and you do not provide timely instructions for voting your shares, your bank, broker, or other nominee can vote your shares with respect to the elections of Directors and ratification of the independent accounting firm.

What constitutes a quorum?

For business to be conducted at the Annual Meeting with respect to a particular matter, a quorum must be present for that particular matter. For each of the proposals described in this proxy statement, a quorum consists of the holders of a majority of the votes entitled to be cast at the Annual Meeting, or at least [    ] shares of our common stock.

Shares of common stock represented in person or by proxy (including broker “non-votes” and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. A share once represented for any purpose at the Annual Meeting is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless (1) the stockholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds and does not vote the shares or otherwise consent that they are to be deemed present, or (2) in the case of an adjournment, a new record date is or will be set for that adjourned meeting.

What vote is required for each item?

The number of votes required for approval of the matters to be considered is as follows:

•
A plurality of votes cast by shareholders present, in person or by proxy, at the Annual Meeting is required for the election of Directors. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of Directors who are nominated to be elected at the meeting. At the Annual Meeting, the maximum number of Directors to be elected is five.

•	A majority of the votes entitled to be cast at the Annual Meeting for the Amendment of the Articles of Incorporation to provide for the annual election of Directors.

•	A majority of the votes cast by shareholders present, in person or by proxy at the Annual Meeting to ratify the selection of independent registered public accounting firm.

How does the Board of Directors recommend that I vote on the proposals?

The Board of Directors recommends that you vote:

•       FOR the election of the five nominees of the Board of Directors;

•       FOR the amendment of the Articles of Incorporation to provide for the annual election of Directors; and

•       FOR ratification of the selection of the Company’s independent registered public accounting firm.

How will votes be counted?

Each share of common stock will be counted as one vote according to the instructions contained on a proper proxy card, whether executed by you directly or on a ballot voted in person at the Annual Meeting. Shares will not be voted in favor of a matter, and will not be counted as voting on a matter, if they either (1) abstain from voting on a particular matter or (2) are broker “non-votes.” Abstentions and broker non-votes will not be counted as votes in favor of a proposal, and will also not be counted as votes cast or shares voting on such proposal. Accordingly, abstentions and broker non-votes will have the same effect as withholding authority with respect to a nominee for Director and voting against the amendment of NV Energy, Inc.’s Articles of Incorporation.

All proxies will be voted in accordance with the instructions they contain.  If no instruction is specified on a proxy, it will be voted in favor of Proposals 1, 2 and 3, set forth in the notice of the Annual Meeting. A stockholder may revoke any proxy at any time before it is exercised by giving written notice to the Corporate Secretary of the Company, by submitting a later-dated proxy, or by revoking it in person at the meeting. Your attendance at the Annual Meeting alone will not revoke your proxy.

Who will count the votes?

The votes will be tabulated by Broadridge Financial Solutions, the inspector of elections appointed for the meeting.

Will any other business be conducted at the Annual Meeting or will other matters be voted on?

The Board of Directors does not know of any other matters that may come before the Annual Meeting. If any matter properly comes before the Annual Meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the Annual Meeting with respect to that matter or proposal.

Where can I find the voting results?

We will report the voting results in our quarterly report on Form 10-Q for the second quarter of 2009, which we expect to file with the Securities and Exchange Commission, or the SEC, on or about August 10, 2009.

How and when may I submit a stockholder proposal for the 2010 annual meeting?

If you are interested in submitting a proposal for inclusion in the proxy statement for the annual meeting to be held in 2010, you need to follow the procedures outlined in Rule 14a-8 of the Exchange Act. We must receive your stockholder proposal intended to be presented at the 2010 Annual Meeting of Stockholders on or before November 20, 2009, to be included in the proxy statement relating to that meeting, and on or before February 3, 2010, for matters to be considered timely such that pursuant to Rule 14a-4 under the Exchange Act, the Company may not exercise its discretionary authority to vote on such matters at that meeting.

Any such proposals should be sent to:

Paul J. Kaleta
Corporate Secretary
NV Energy, Inc.
P.O. Box 98910
Las Vegas, NV 89151

Who will bear the costs of soliciting these proxies?

We will bear the costs of solicitation of proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares of our common stock they hold in their names.  We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.  In addition to the use of mail, proxies may be solicited by personal interview, by telephone, by facsimile or electronic medium, or by certain employees without compensation.  Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, will assist in the solicitation of proxies at an estimated cost of $7,500, plus expenses.

How can I obtain an Annual Report to Stockholders or an Annual Report on Form 10-K?

Our Annual Report to stockholders and our Annual Report on Form 10-K for the year ended December 31, 2008, are available on our website at www.nvenergy.com.  If you would like a copy of either of these documents, we will send you one without charge. Please contact:

NV Energy, Inc.
6100 Neil Road
Reno, NV 89511
Attention: Shareholder Relations
Telephone: (800) 662-7575

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting or your ownership of our common stock, please contact our Shareholder Relations Department at the address or telephone number listed below.

NV Energy, Inc.
6100 Neil Road
Reno, NV 89511
Attention: Shareholder Relations
Telephone: (800) 662-7575

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” materials related to proxy statements and annual reports, including the Notice of Internet Availability.  This means that if a household participates in the householding program, it will receive one Notice of Internet Availability or other materials sent to it.

Your consent to Householding will be perpetual unless you withhold or revoke it. You may revoke your consent at any time by contacting Broadridge, either by calling toll-free at (800) 542-1061, or by writing to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, NY 11747. We will remove you from the Householding program within 30 days of receipt of your response, following which you will receive an individual copy of relevant materials.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

There are currently 13 members of our Board of Directors, divided into three classes with terms expiring at the 2009, 2010 and 2011 annual meetings of stockholders. The Board has determined that all directors, except Michael W. Yackira, our Chief Executive Officer, and John F. O’Reilly, meet the independence requirements under the New York Stock Exchange’s Listing Standards (the “Listing Standards”) and qualify as “independent directors” under those Listing Standards. It is the Company’s practice that all directors are expected to personally attend the Annual Meeting and shall be available to meet and converse with stockholders in attendance.

Upon the recommendation of our Nominating and Corporate Governance Committee of our Board of Directors, the Board has nominated Susan F. Clark, Theodore J. Day, Stephen E. Frank, Maureen T. Mullarkey and Donald D. Snyder for election to the class of directors whose terms expire in 2012. Mary Lee Coleman and Jerry E. Herbst, who are Directors in the class whose terms are expiring at the Annual Meeting, are retiring and will not stand for re-election.  Each of Messrs. Frank, Snyder and Day and Mmes. Clark and Mullarkey has consented to serve, if elected, for a three-year term expiring at the time of the 2012 annual meeting of stockholders and when his or her successor is elected and qualified. The persons named in the enclosed proxy card as proxies will vote to elect each of the nominees unless you withhold authority to vote for the election of one or more nominees by marking the proxy card to that effect. If any of the nominees shall become unable or unwilling to serve, the proxies, unless authority has been withheld as to such nominee, may be voted for the election of a substitute nominee designated by our Board of Directors, or the Board may reduce the number of directors. Proxies may not be voted for more than five persons.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE IN THE PROXY.

The following is a listing of all the current directors of NVE, Nevada Power Company (“NPC”) d/b/a NV Energy, and Sierra Pacific Power Company (“SPPC”) d/b/a NV Energy, and their ages, as well as information about positions they have held with us, their principal occupations and business experience during the past five years, and the names of other publicly-held companies of which they serve as directors.  There are no family relationships among them.  Directors elected prior to or at NVE’s Annual Meeting of Stockholders on April 30, 2009, serve staggered three-year terms.  If the proposed Amendment to NVE’s Restated Articles of Incorporation is approved, Directors elected at or after the 2010 Annual  Meeting of Stoclholders of NVE will serve a term of one year, expiring at the next Annual Meeting.

Nominees for election to the Board

Name of Director And Nominee	Age	Principal Occupation During Last 5 Years; Directorships	Director Since
Susan F. Clark	60	Attorney and shareholder of Radey Thomas Yon & Clark, P.A., with primary area of practice in energy and telecommunications law and utility regulation. Ms. Clark was elected a Director of NVE, NPC and SPPC in October 2008.	2008
Theodore J. Day	59	Chairman of Dacole Company, an investment firm. Formerly, Senior Partner of Hale, Day, Gallagher Company, a real estate brokerage and investment firm. He is also a Director of the W.M. Keck Foundation, the Boy Scouts of America, Nevada Area Council, the Reno Air Race Association, Linfield College, Western Exploration and Development, Ltd., and the National Cowboy and Western Heritage Museum. Mr. Day has served as a Director of SPPC since 1986, of NVE since 1987, and was elected a Director of NPC in July 1999.	1987
Stephen E. Frank	66	Mr. Frank retired in 2002 as Chairman, President and CEO of Southern California Edison. He is Chairman and Director of Washington Mutual, Inc. as well as Director of Northrop Grumman Corp. and Aegis Insurance Services, Limited. He also serves as a board member for the Los Angeles Philharmonic Association, the Reno Philharmonic Association and St. Mary’s Hospital Foundation.	2009
Maureen T. Mullarkey	49	Ms. Mullarkey retired in 2007 as Executive Vice President and Chief Financial Officer of IGT, a supplier of gaming equipment and technology. Ms. Mullarkey is currently an Entrepreneur in Residence (EIR) with The Nevada Institute for Renewable Energy Commercialization (NIREC). Ms. Mullarkey serves as Chair of the Nevada Museum of Art. She is also an advisory board member of the Community Foundation of Western Nevada and a board member for the Desert Research Institute (DRI). Ms. Mullarkey was elected a Director of NVE, NPC and SPPC in April 2008.	2008
Donald D. Snyder	61
Mr. Snyder retired in March 2005 as President and Board Member of Boyd Gaming Corporation, a gaming entertainment company.  He is Director of the following public companies: Western Alliance Bancorporation and Perini Corporation.  He is Chairman of the Las Vegas Performing Arts Center Foundation.  He is also Director of two non-public companies, Bank of Nevada and Switch Communications Group, LLC.  He serves on numerous not-for-profit organizations, including Nathan Adelson Hospice, Nevada Development Authority, University of Nevada-Las Vegas Foundation and Council for a Better Nevada.  Mr. Snyder was elected a Director of NVE, NPC and SPPC in November 2005.

			2005

Directors whose terms expire in 2010
Name of Director And Nominee	Age	Principal Occupation During Last 5 Years; Directorships	Director Since
Brian J. Kennedy	65	Mr. Kennedy is President and Chief Executive Officer of Argonaut, LLC, a private equity group. He served as Chairman of Meridian Gold, Inc., a mining company, until October 2007, having retired as President and CEO in 2006. Prior to that, he served approximately nine years as President and Chief Operating Officer of FMC Gold Company. He is also a Trustee of three non-profit corporations: the Nevada Museum of Art, the Community Foundation of Western Nevada and the Kennedy Foundation. Mr. Kennedy was elected as a Director of NVE, SPPC and NPC in February 2007.	2007
John F. O’Reilly	63
Chairman and Chief Executive Officer of the law firm of O’Reilly Law Group LLC and John F. O’Reilly, APC, Chairman and an Officer and/or a Board member of various family-owned business entities and related investments and businesses.  He serves as a Director of the Community Board of Wells Fargo Bank Nevada, N.A., Director of Herbst Gaming, Inc., UNLV Foundation, Nevada Development Authority, Henderson Chamber of Commerce, a member of the Las Vegas Chamber of Commerce Government Affairs Committee, and is involved in various other capacities in other not-for-profit organizations, including Vision 2020, on which he serves as Chairman/CEO and Board member.  Mr. O’Reilly has been a Director of NPC since 1995, and was elected a Director of NVE and SPPC in July 1999.
			1999
Michael W. Yackira	57
Chief Executive Officer of NVE since August 2007.  Mr. Yackira was previously President and Chief Operating Officer of NVE.  Prior to that, he served as Corporate Executive Vice President and Chief Financial Officer from October 2004 to February 2007.  From December 2003 to October 2004, he held the position of Executive Vice President and CFO, at both NPC and SPPC.  Mr. Yackira was previously Executive Vice President, Strategy and Policy, from January to December 2003.  Previously he was the Vice President and CFO of Mars Music, Inc. from 2001 to 2002.  Prior to that, Mr. Yackira was with Florida-based FPL Group, Inc. from 1989 to 2000.  Mr. Yackira is a board member of the United Way of Southern Nevada, the Nevada Development Authority, and several other not-for-profit organizations.  Mr. Yackira was elected a Director of NVE, NPC and SPPC in February 2007.

2007

Directors whose terms expire in 2011
Name of Director And Nominee	Age	Principal Occupation During Last 5 Years; Directorships	Director Since

Joseph B. Anderson, Jr.	66
Chairman and CEO of TAG Holdings, LLC, a parent corporation for various manufacturing and service-based enterprises.  Mr. Anderson currently serves on the company Board of Directors of the following publicly-held companies: Rite Aid Corporation, Quaker Chemical Corporation, ArvinMeritor, Inc. and Valassis Communications, Inc.  He is a Director of the Original Equipment Suppliers Association, an Executive of the Committee of the National Association of Black Automotive Suppliers, and a member of the Board of Governors of the Center for Creative Leadership.  Mr. Anderson was elected as a Director of NVE, NPC and SPPC in February 2005.
			2005
Glenn C. Christenson	59
Managing Director Velstand Investments, LLC.  In March 2007, Mr. Christenson retired as executive vice president and Chief Financial Officer of Station Casinos, Inc., a gaming entertainment company, where he was employed for 17 years.  Previously, he was a partner of the international accounting firm of Deloitte Haskins & Sells (now Deloitte & Touche) for 17 years.  He is a member of the Board of Directors of the First American Corporation, a public company.  He is also a Chairman of the National Center for Responsible Gaming, the Nevada State College Foundation and the Governor’s Advisory Committee on Problem Gaming.  He also is on the board of trustees of the Nevada Development Authority.  Mr. Christenson was elected as a Director of NVE, NPC and SPPC in May 2007.
			2007
Philip G. Satre	59	Mr. Satre retired January 1, 2005, as Chairman of the Board, Harrah’s Entertainment, Inc., a gaming entertainment company. Previously he was CEO of Harrah’s Entertainment from 1993 to 2003. He is a Director of Nordstrom Inc., Rite Aid Corporation, and International Game Technology. He also is a Director of the National Center for Responsible Gaming. He is a Trustee of Stanford University, and the National World War II Museum in New Orleans, LA. Mr. Satre was elected as a Director of NVE, SPPC and NPC in January 2005 and appointed as Chairman of the Board in August 2008.	2005

PROPOSAL NUMBER TWO

AMENDMENT OF NV ENERGY INC.’S ARTICLES OF INCORPORATION TO
PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS
BEGINNING IN 2010

The Board of Directors has adopted a resolution, subject to the approval of the Company’s shareholders, to amend the Company’s Articles of Incorporation (“Articles”) to eliminate the classification of the Board of Directors and to provide for the annual election by the shareholders of each Director beginning next year.  The text of the proposed amendment to the Articles is set forth below.  Under the Company’s Articles, the proposed amendment to the Articles will require the affirmative vote of the holders of not less than a majority of all issued and outstanding shares of voting stock of the Company.

Background

In 1999, the Boards of Directors of the Company (then named Sierra Pacific Resources) and Nevada Power Company (“NPC”) considered how the Board should be structured following the merger of those two companies.  The predecessor Boards determined that it would be in the best interests of the shareholders of the companies if the Company’s Board following the merger was classified, with approximately one-third of the Board to be elected annually, each for a three-year term.  This structure was consistent with the classified Board structure that was then in place at both the Company and NPC.  Accordingly, a classified Board structure was an integral part of the merger agreement and was approved by the shareholders of the predecessor companies when they approved the merger.  As a result, when the merger was completed in July 1999, the Company’s Board was classified, and that structure has remained in place to the present day.

Our Nominating and Governance Committee (“the Committee”) periodically reviews the Company’s corporate governance practices to consider whether it would be appropriate to change those practices in light of changing conditions and evolving views of best practices in corporate governance.  In particular, the Committee has focused considerable attention over the last two years on the issue of Board declassification, especially in light of shareholder proposals that were submitted on this issue.  At the 2007 Annual Meeting, a non-binding shareholder proposal requesting that the Company’s Directors take the necessary steps to adopt annual election of each Director failed to receive the required number of favorable votes to be approved.  At the 2008 Annual Meeting, a similar non-binding proposal to “declassify” the Board did receive the required number of votes for approval.  This proposal recommended that the Board be declassified in a manner that did not affect the terms of previously-elected Directors.

In light of the favorable vote on the proposal at the 2008 Annual Meeting and the Company’s commitment to effective corporate governance, the Nominating and Governance Committee made a further study of the advisability of retaining a classified Board.  In the course of their review, the Committee considered arguments for eliminating, as well as for maintaining, the classified board structure.  The arguments that favored retention of the classified board structure included:

▪
A classified board provides for continuity and experience in the management of the unique demands of a company and enhances a company’s ability to engage in long-term strategic planning because a majority of directors will have prior experience as directors of the company and the stability of multi-year terms;

▪
A classified board may enhance shareholder value by motivating a would-be-acquiror to initiate arms-length negotiations because such an acquiror could not replace the entire board in a single election and take control of the company without paying a fair price to the company’s stockholders; and

▪
A classified board structure helps to strengthen director independence by lessening the impact of outside influences, including the threat that a director who refuses to act in conformity with the wishes of management (or other directors) will not be re-nominated for office.

The arguments against the retention of the classified board structure included:

▪
Because director elections are the primary means by which the shareholders can affect corporate management, a classified board structure means that shareholders are unable to evaluate and elect all directors on an annual basis, which may diminish shareholder influence over company policy;

▪
A classified board structure may negatively affect shareholder value by discouraging takeover proposals and proxy contests because a classified board structure does not allow shareholders the opportunity to vote for all directors at the same time;

▪	Shareholders may perceive classified boards as being self-serving; and

▪	An increasing number of public companies have decided to eliminate classified board structures over the past few years.

After considering these and other relevant factors, the Nominating and Governance Committee recommended, consistent with the shareholder proposal approved at the 2008 Annual Meeting, that the Board take action to phase-in the declassification of the Board.  The Board unanimously agreed to recommend that the shareholders adopt an amendment to the Articles to provide for such a phase-in of annual elections of Directors.

In order to effect these changes, the Board of Directors proposes, subject to shareholder approval, that Article VI of the Restated Articles of Incorporation of the Company be amended to read as follows (the "Charter Amendment"):

ARTICLE VI
BOARD OF DIRECTORS

The members of the governing board of the Corporation shall be known as Directors, and the number of Directors shall be as fixed in the By-Laws and may, from time to time, be increased or decreased by a two-thirds (2/3) affirmative vote of the entire Board of Directors provided that the number shall not be increased to more than fifteen (15).  Directors need not be stockholders of the Corporation; however, they shall be at least twenty-one (21) years of age and at least a majority of them shall be citizens of the United States.

The Board of Directors of this Corporation shall not be classified in respect of the time for which they shall hold office.  Commencing with the 2010 Annual Meeting of the Stockholders, the Directors of this Corporation shall be elected at each Annual Meeting of the Stockholders for a one-year term expiring at the next Annual Meeting of the Stockholders; provided that any Director who was elected prior to the 2010 Annual Meeting of the Stockholders for a term that extends until after the 2010 Annual Meeting of the Stockholders shall not be required to stand for election, and shall continue as a Director, until the Annual Meeting at which the Director's term expires.

A Director or Directors may be removed from office only by the vote of stockholders representing not less than two-thirds (2/3) of the issued and outstanding capital stock entitled to vote generally in the election of Directors.

Vacancies occurring in the Board of Directors for any reason, including any newly created directorships resulting from an increase in the number of Directors, shall be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum.  Each Director so chosen shall hold office until the expiration of the term of Director, if any, whom he or she has been chosen to succeed, or if none, until the next Annual Meeting of the Stockholders and until his or her successor shall be duly elected and qualified or until his or her earlier death, resignation or removal.

Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) or more of the Common Stock of the Corporation then issued, outstanding and entitled to vote, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article VI, unless two-thirds (2/3) of the entire Board of Directors approves any such amendment, in which case, the affirmative vote of the holders of a majority of the Common Stock of the Corporation then issued, outstanding and entitled to vote shall be required.

The Charter Amendment requires the affirmative vote of the holders of a majority of the shares issued, outstanding and entitled to vote at the Annual Meeting at which there is a quorum.  If approved by the shareholders, the Charter Amendment will become effective upon the filing of a Certificate of Amendment to the Company’s Restated Articles of Incorporation with the Office of the Secretary of State of the State of Nevada, which the Company will file promptly after the Annual Meeting.  If the shareholders do not approve the Charter Amendment, the Board will remain classified and the By-Law amendment described above will not be made.

If the Charter Amendment is approved by the shareholders, the Board of Directors will, at its next regular meeting, amend Article VIII of the Corporation's By-Laws to remove all references to classifications of the Board so as to conform with the Charter Amendment.

If the Charter Amendment is adopted, annual election of Directors will be phased in.  Directors will serve out their current terms, so that the class of Directors elected in 2009 will serve until the Annual Meeting in 2012, the class of Directors elected in 2008 will serve until the Annual Meeting in 2011, and the class of Directors elected in 2007 will serve until the Annual Meeting in 2010.  As the term of each class ends, the Directors in that class will thereafter be elected for one-year terms.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE ARTICLES OF INCORPORATION TO ALLOW FOR THE ANNUAL ELECTION OF DIRECTORS.

PROPOSAL NUMBER THREE

RATIFICATION OF THE SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

    The Audit Committee of the Board of Directors appoints NVE’s independent registered public accounting firm. It has appointed Deloitte & Touche LLP as the independent registered public accounting firm to audit the accounts of NVE and its subsidiaries, as well as to attest to management’s assessment of internal control over financial reporting and audit the effectiveness of the Company’s internal controls over financial reporting, for the fiscal year ending December 31, 2009. Although stockholder approval of Deloitte & Touche LLP is not required by law, the Board believes that it is advisable to give stockholders the opportunity to ratify this selection. If the stockholders do not ratify the appointment, it will be reconsidered by the Audit Committee. Additional information on audit-related matters may be found beginning on page [    ] of this proxy statement.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions raised at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS NVE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009.

BOARD AND COMMITTEE MEETINGS

The Board of Directors maintains the following committees: Audit; Compensation; Corporate and Civic Responsibility; Nominating and Governance; Planning and Finance; and Renewables, Conservation & Recycling.  The Board also establishes ad hoc committees for specific projects when required.

The Audit Committee was established in July 1992 to review and confer with NVE’s independent auditors and to review its internal auditing program and procedures and its financial statements to ensure that NVE’s operations and financial reporting are in compliance with all applicable laws, regulations, and NVE policies.  The directors presently serving on the Audit Committee, all of whom are “independent,” as defined in Sections 303A of the New York Stock Exchange Listed Company Manual are Mr. Christenson (Chair), Mr.  Kennedy, Ms. Mullarkey and Mr. Snyder.  The Audit Committee met six times in 2008.  The membership and structure of the Audit Committee and its governing documents satisfy all requirements of the SEC and the NYSE.  The Committee’s charter is posted on NVE’s website at www.nvenergy.com.

The Compensation Committee was formed in July 1999 and assumed the duties of a pre-existing Compensation and Organization Committee, which was originally formed in 1991.  This Committee reviews director and executive performance, and reviews and recommends to the Board any changes in fees for directors and compensation for all officers of NVE.  The Committee oversees NVE’s pension and 401(k) benefit plans and monitors and oversees the appointment and discharge of plan money managers.  It also reviews and discharges the fiduciary duties delegated by the Board to the Committee under NVE’s benefit plans.  The Committee’s charter is posted on NVE’s website at www.nvenergy.com.  The directors presently serving on the Compensation Committee are Mr. Anderson (Chair), Ms. Clark, Ms. Coleman, and Messrs.  Day, Herbst and Satre.  The Compensation Committee met five times in 2008.  All members of the Compensation Committee are independent as defined in Sections 303A of the New York Stock Exchange Listed Company Manual.  No member of the Committee has any relationship with NVE that might interfere with the exercise of independent judgment or overall independence from management of NVE.

The Corporate and Civic Responsibility Committee was formed in July 1999 and, among other things, assumed the duties of the previous Environmental Committee, which was established in 1992.  Among its other duties, this Committee oversees NVE’s environmental policy and performance and provides guidance to executive management on environmental issues as well as overseeing all other aspects of corporate compliance with applicable law (not relating to financial reporting, financial controls, accounting, or similar financial/accounting subjects which are within the authority of the Company’s Audit Committee), business standards of conduct, corporate giving, and legislative and governmental affairs. The directors presently serving on the Corporate and Civic Responsibility Committee are Mr. Day (Chair) and Messrs. Anderson, Kennedy and Yackira.  The Corporate and Civic Responsibility Committee met four times in 2008.

The Nominating and Governance Committee, which was formed in August 2003, assumed certain duties formerly discharged by the Human Resources Committee.    This Committee considers nominations to the Board of Directors as recommended by or from a variety of sources, including Board members, senior management, community and business leaders, and search agencies to whom it has paid fees in the past and may continue to pay a fee.  Although the Board has not established any absolute prerequisites for membership, in seeking new directors the Board values diversity, general business acumen, knowledge, and experience, specialized knowledge or experience in our industry, and general familiarity with finance and accounting.  The Committee also considers candidates recommended by Stockholders.  To be considered, nominations must be submitted in writing to the Committee in care of the Secretary of NVE within the time frame fixed by NVE’s By-Laws as reported in this proxy.  Any stockholder submitting a recommendation should include as much information as he or she deems appropriate for consideration by the Committee.  The Secretary will then submit the recommendation to the Committee for consideration at or before the time the Committee makes its recommendations to the Board for nominees for the next Annual Meeting of Stockholders.  The Committee also recommends appointments of Directors to Board Committees and reviews plans for management succession.  Pursuant to New York Stock Exchange rules, the Committee’s Charter and NVE’s Code of Business Conduct, and Corporate Governance Guidelines are posted on NVE’s website at www.nvenergy.com.  The directors presently serving on the Nominating and Governance Committee are Mr. Herbst (Chair), and Messrs. Anderson, Christenson, Satre, and Snyder.  All members of the Nominating and Governance Committee are independent as defined in Section 303A of the New York Stock Exchange Listed Company Manual.  No member of the Committee has any relationship with NVE that might interfere with the exercise of independent judgment or overall independence from management of NVE.  The Nominating and Governance Committee met four times in 2008.  For the Annual Meeting, no institutional stockholder or group of stockholders put forward any nominees for director.

The Planning and Finance Committee was formed in July 1999.  This Committee reviews and recommends the long-range goals of the parent and subsidiary companies to the Board, and the type and amount of financing necessary to meet those goals.  The directors presently serving on the Planning and Finance Committee are Mr. O’Reilly (Chair), Mr. Christenson, Ms. Clark, Ms. Coleman and Messrs. Kennedy and Yackira.  The Planning and Finance Committee met five times in 2008.

The Renewables, Conservation and Recycling Committee began as an ad hoc committee and became a standing committee in August 2007.  This Committee reviews energy efficiency initiatives and programs, renewable energy resources (both purchased power and direct investment) and recycling initiatives and programs.  The directors presently serving on the Renewables, Conservation and Recycling Committee are Mr. Yackira (Chair), Ms. Mullarkey and Messrs.  O’Reilly, Satre and Snyder.  The Renewables, Conservation and Recycling Committee met four times in 2008.

There were four regularly scheduled and three special meetings of the Board of Directors during 2008.  Each member of the Board attended at least 75% of all meetings of the Board of Directors and of all Committees which he or she served, except for Ms. Clark, who has attended each of the meetings since her appointment to the Board.  Non-management directors meet at regularly scheduled and unscheduled Executive Sessions during Board meetings without management present.  Philip Satre, the Lead Non-Executive Director and then Non-Executive Chair of the Board (effective August 1, 2008) presided over these Executive Sessions.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Overview

The Compensation Committee, or the Committee, of NVE is composed entirely of directors who are independent in accordance with NYSE rules.  The purpose of the Committee is to evaluate the compensation of the officers of NVE (and their performance relative to their compensation) and assure that they are compensated effectively in a manner consistent with the stated compensation strategy of NVE, internal fairness considerations, competitive practice and the requirements of the appropriate regulatory bodies.  In addition, the Committee is responsible for reviewing and assessing NVE’s policies and benefit plans, including levels of health and welfare and qualified and non-qualified retirement plans.

  During 2008, NVE focused primarily on the following objectives: owning more generating facilities, reducing dependence on purchased power and diversifying fuel mix including the use of renewable energy and energy efficiency and conservation programs, continuing proactive management of energy risk, maintaining a positive relationship with our regulators, further broadening access to capital to fund major capital expenditures and further improving our credit ratings.  The Committee has determined that it is in the best interest of NVE’s shareholders and customers to attract and retain qualified individuals with the appropriate ability, knowledge and experience to help NVE deal effectively with these issues.  Accordingly, the Committee has established a compensation program, which it reviews at least annually, for the senior executive officers.

i
Executive officers in 2008 for whom compensation information must be disclosed under the applicable SEC rules are Michael W. Yackira, Chief Executive Officer (CEO) and Principal Executive Officer (PEO), William D. Rogers, Chief Financial Officer (CFO) and Principal Financial Officer (PFO), Roberto R. Denis, Jeffrey Ceccarelli,  and Paul J. Kaleta, collectively referred to as the Named Executive Officers or NEOs.

The primary objectives of NVE’s compensation programs are to:

•	Assess the performance of individuals against key organizational objectives and reward performance that either meets or exceeds those objectives.

•	Ensure continuity of superior performance and retention of key executives.

•	Attract qualified candidates for employment.

To that end, the Committee has developed a mix of compensation, consisting of cash, equity, retirement plans, other benefits, perquisites, and other allowances all of which are discussed in more detail below under “Components of the Executive Compensation Program.”  For 2008, 2007 and 2006, the components of cash compensation, equity compensation and retirement plans were as follows:

•	Cash Compensation

•	Salary

•	Short-Term Incentive Plan (STIP)

•	Equity Compensation — Long-Term Incentive Plan (LTIP)

•	Non-Qualified Stock Options (2007 and 2006)

•	Performance Shares

•	Performance-Based Restricted Shares (2008)

•	Retirement Plans

•	Pension Plan (Qualified Plan)

•	Non-Qualified Retirement Restoration Plan

•	Non-Qualified Supplemental Executive Retirement Plan (SERP)

•	Non-Qualified 401(k) Restoration Plan

The Committee has authority under its charter to retain the services of independent counsel, accountants or other consultants it deems necessary or appropriate.  In accordance with this authority, the Committee engaged solely Towers Perrin as independent, external compensation consultants.  In addition, Towers Perrin provides actuarial services and benefit consulting services to NVE.  As requested, representatives of Towers Perrin attended Committee meetings in 2006 through 2008.  Towers Perrin apprises the Committee annually on current compensation practices, including how much compensation other companies deliver in cash versus equity, weighting of short-term versus long-term awards, market evaluations of base salary, short and long-term incentive plans, perquisites and post-retirement benefits, legal and disclosure issues related to compensation, valuation models for equity grants and other compensation matters.

The Committee retained the services of Hunton and Williams LLP to advise the Committee on matters related to compliance and corporate governance.  During 2008, the Committee received advice from Hunton and Williams on compliance with sections 409A and 162(m) of the Internal Revenue Code and matters pertaining to delegation of approval authority for changes to the Company’s retirement and welfare plans.

The peer group that NVE is compared to for compensation purposes consists of other utility and energy services companies that are similar to NVE in terms of the number of full-time employees and revenues.  NVE considers other energy and utility firms with revenues of approximately $3 billion and three thousand employees as similar for comparison purposes.

Listed below are the energy services companies that were included in the executive compensation peer group from 2006 through 2008, as constructed by Towers Perrin, NVE’s compensation consultant:

Allegheny Energy	El Paso	Nicor	SCANA
Allete	Energy East	NSTAR	SUEZ Energy North America
Ameren	MDU Resources	OGE Energy	TECO Energy
Atmos Energy	Mirant	Pacificorp	Wisconsin Energy

Compensation Philosophy

General

The Committee believes that compensation should seek to encourage performance by the NEOs that is aligned with the key objectives of NVE on both a short-term and long-term basis and should help NVE in attracting and retaining qualified executives.  The Committee does not have prescriptive policies for how NEOs are to be compensated beyond what is specified in their employment offer letters; however, the Committee may use as a reference the annual market data on Executive Compensation that is produced by Towers Perrin.  The Committee believes its compensation programs for NEOs are realistic, contemporary and in keeping with best practices within the industry.

The Committee makes compensation decisions for NEOs based upon business conditions, corporate goals and conditions that exist in the unique regulatory climate of an investor-owned utility.  The mix and type of short-term and long-term awards for any given year are reviewed annually with the CEO and compensation representatives from the Human Resources department and Towers Perrin prior to the February Board meeting.  Recommendations to the Committee for the total compensation for the NEOs, other than the CEO, are made by the CEO, with advice from the external consultants.  None of the NEOs participate in the determination of their own compensation plans.  The Chief Executive Officer is not present and is not involved in the discussions of total compensation recommendations for himself.  Additionally, the Chief Executive Officer does not meet with the compensation consultant on an individual basis, but only in conjunction with the Compensation Committee or designated Human Resources staff.

The Committee believes that the interests of NVE’s shareholders and customers are best served when NVE can attract and retain executives with compensation packages that are market competitive and yet fair and prudent within the environment of an investor-owned regulated utility.  The Committee seeks to pay total direct compensation near the 50th percentile of other companies in its peer group, as discussed above.  Total direct compensation is equal to the sum of cash compensation and the expected value of long-term incentives.

Incentive Compensation

The Committee annually provides short-term and long-term incentive compensation under two plans, the STIP and the LTIP, which provide for cash and stock compensation based upon objectives set by the Committee.  The STIP portion of compensation forms the variable cash component of annual compensation and is based on some combination of company-wide financial performance goals, customer satisfaction, operational performance, as well as, individual performance.  The LTIP portion of compensation provides for equity grants and is typically tied to more long range goals.  LTIP grants can be made in the form of performance shares or units, SAR’s, restricted shares, bonus stock, non-qualified or incentive stock options and/or cash.  During 2008, the Committee made a change in its philosophy about the use and type of long term incentives.  The Committee eliminated non-qualified stock options (“NQSOs”) under the LTIP and implemented the use of performance shares and performance-based restricted shares instead.  The Committee believes that these LTIP vehicles allow for more targeted incentives tied to individual goals and specific corporate goals as compared to options that relate more broadly to company stock price.

The primary purpose of grants under the STIP and the LTIP is to achieve a focused, concerted effort on specific aspects of both company and individual performance.  In addition, the Committee believes that grants under the STIP and the LTIP are useful in helping to retain key executives who are achieving superior performance against NVE goals by motivating them to remain in their positions and in encouraging continued performance excellence.  The Committee attempts to provide substantially more potential value to the NEOs through the LTIP rather than the STIP.  This greater potential value is intended to increase the retention element of the executive compensation program.

In determining the grants to be made under these plans, the Committee considers the following factors:

•	The incentive compensation set and paid in recent years;

•	The desire to ensure that a substantial portion of total compensation is based upon performance;

•	The relative importance of the corporate, business unit and individual goals in any given year; and

•	Competitive information, analyses and recommendations provided by Towers Perrin.

To the extent that performance goals are attached to grants under the STIP and LTIP, full achievement of those goals is often difficult.  The Committee does not believe, however, that it is prudent to establish reward thresholds that are highly unlikely to be attained.

The size and content of awards under the STIP and the LTIP vary from year to year.  In the recent past, when NVE was facing challenges as a result of the Western energy crisis and legal disputes with Enron, the Committee’s compensation decisions were focused more on the challenges of retaining NEOs.  While retaining NEO’s remains an important goal, beginning in 2008, the Committee has chosen to put additional emphasis on stock performance and the attainment of specific corporate goals in the LTIP award program.

Accordingly, one-third of the 2008 LTIP grant was in the form of performance-based restricted shares.  Vesting of these shares is based upon three-year aggregate performance against the STIP scorecard described below. The remaining two-thirds of the LTIP awards for each NEO in 2008, 2007 and 2006 was based on NVE’s total shareholder return against the performance of other utilities, as described in more detail below.  One-third of the 2007 and 2006 LTIP grants to each of the NEO’s was in the form of non-qualified stock options.

The Committee has followed a practice of making all STIP and LTIP grants to its executive officers on a single date each year, normally at its regularly scheduled Committee meeting in February.  In 2008, all awards made to NEOs or any of the other employees were made pursuant to NVE’s LTIP plan.  In 2008, the fair market value of performance shares and performance-based restricted shares was based upon the average closing price of NVE stock for the five business days prior to the meeting of the Committee in February of each year.  Beginning in 2009, the Company will measure the fair market value of performance shares and performance-based restricted shares based on an average closing price of NVE stock over a five business day period commencing after the release of NVE’s annual earnings.  The source for this NYSE closing price is Yahoo Financial.  This price is used to establish FAS 123(R) Accounting for Share Based Payments expense.

In 2007 and 2006, all NQSOs under the LTIP were granted with an exercise price equal to the fair market value of NVE’s common stock on the date of the grant.  Fair market value is defined under the LTIP to be the closing market price of a share of common stock on the date of the grant.  All equity grants to NEOs were made by the Committee.  NVE does not have any program or practice to time option grants or other equity awards to executive officers in coordination with the release of material non-public information except as described above.  However, NVE did not time the release of such information for the purpose of affecting the value of executive compensation.  The Committee does not have any program, plan or practice of awarding options and setting the exercise price of option grants by using average prices (or lowest prices) of common stock in a period preceding, surrounding or following the grant date.

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the amount of compensation that NVE may deduct in any one year to $1,000,000 with respect to each of its five most highly compensated executive officers.  There is an exception to that limitation for certain performance-based compensation.  For 2008, 2007 and 2006, management believes that substantially all of the compensation paid to its executive officers other than pursuant to the STIP satisfied the requirements for deductibility under Section 162(m).

Minimum Ownership Guidelines

The Committee has established minimum ownership guidelines for NEOs.  The CEO is expected to maintain two times his annual salary in NVE stock, and the remaining NEOs are expected to maintain one and a half times their annual salary in NVE stock.  The CEO and the NEOs have five years from the date of their employment to meet this requirement.  All of the NEOs are in compliance with this requirement.

Other Benefits

The Committee attempts to provide retirement benefits, perquisites and post-termination commitments to NEOs that are consistent with those generally offered by other utilities.

Components of the Executive Compensation Program

This section outlines the components of NVE’s compensation program for NEOs and explains why the Committee believes that each is important and how it relates to NVE’s overall strategy on compensation.

Cash Compensation

Cash compensation for NEO’s in 2008, 2007 and 2006, which consisted primarily of base salary and incentives under the STIP, was designed to deliver cash compensation near the 50th percentile of the market rate for similar positions within the selected peer group companies, discussed above.  Performance-based STIP incentives are designed to motivate NEOs to pursue specific short term objectives that are consistent with the immediate needs of the business in the year of grant.

Salary

The base salary for each NEO is set by the Committee at its meeting in February each year.  Increases or decreases to base salary for the CEO are made by the Committee.  In making this determination, the Committee reviews the performance of the CEO and reviews market information provided by Towers Perrin.  For the NEOs, other than the CEO, annual compensation recommendations are made to the Committee by the CEO, based upon his review of their respective performances and market information provided by Towers Perrin.  The Committee has final approval authority for salaries for the NEOs.  In establishing salaries, the Committee is mindful of its overall goal to pay cash compensation to its executive officers at approximately the 50th percentile of cash compensation paid by other peer group companies, as discussed above.  For 2008, the base salary for the CEO and the NEOs averaged near the 47th percentile of cash compensation paid by peer group companies.

The amount of cash compensation that is provided in the form of base salary is generally less than the potential amount of compensation that is provided under NVE’s combined STIP and LTIP plans, assuming minimum performance levels are met.  This weighting reflects the Committee’s objective to ensure that a substantial amount of each NEO’s total compensation is tied to the achievement of short-term and long-term corporate, business unit and individual performance goals.

Short-Term Incentive Plan (STIP)

The STIP provides for cash payments to all employees based upon the achievement of goals set for a single fiscal year.  The plan is reviewed and revised annually by the Committee and metrics are developed for overall corporate goals (Financial Performance and Customer Perception) as well as goals for each business unit within NVE.  In addition, the NEO’s are also measured on Individual Performance Objectives.  Goals and metrics for STIP are laid out in a “scorecard,” which is measured and monitored by the Finance and Internal Audit groups within NVE.  Overall corporate goals and individual department progress against the scorecard is available to employees in hard copy and electronic form on a quarterly basis.

The STIP plan allows the CEO to consider the overall financial performance and the condition of NVE in determining whether or not to make, increase or reduce the STIP payment to all employees.  The CEO has utilized his authority to pay or withhold STIP payments when the performance criteria has or has not been met but only under exceptional circumstances, and he did not use this authority with respect to 2008 STIP awards.  The CEO’s discretion to make or withhold payments that would otherwise be made or not be made is applied on a company-wide basis, not on an individual or business unit basis.

Actual payments under STIP can range for each NEO from nothing to 150% of the NEO’s target percentage.  In 2008, the Company scored slightly below target with respect to Financial Performance, but slightly above target for Customer Perception and Business Unit Performance.  At the February Committee meeting, the Committee sets target STIP goals for each of the NEOs based upon input and discussions with management and the external compensation consultants.  In 2008, target STIP bonuses were set at 95% of base salary for the CEO and 50% of base salary for the remaining NEOs.  Target STIP bonuses in 2007 and 2006 were set at 75% of base salary for the CEO and set at 50% of base salary for the other NEOs.  For 2008, based upon the Company’s STIP performance and the NEO’s performance, award payments were made under the STIP for Mr. Yackira equal to 103.5% of base pay, for Mr. Rogers equal to 55.1% of base salary and for each of the remaining NEOs, equal to approximately 54% of base salary.  For 2008, 2007 and 2006, the Committee selected categories upon which to gauge NVE’s and the NEOs’ annual performance.  In 2008, each category was assigned a percentage weighting as follows:

Financial Performance	26%
Customer Perception	26%
Business Unit Performance	23%
Individual Performance Rating	25%

    Each of the first three categories above (Financial Performance, Customer Perception and Business Unit Performance) are given scores that range from a low of 0.0 to a high of 4.0, with 2.0 being on target.  Thus, a 2.0 score in a category results in the full percentage set forth above (for example, 26% of Financial Performance) being awarded to that category, with a score below 2.0 resulting in a portion of that percentage being awarded and a score higher than 2.0 resulting in more than that percentage being awarded.

Financial Performance:  In 2008, Financial Performance, a company-wide measure, was measured by the amount of expenditures related to operations and maintenance (O&M), growth rate of total O&M versus growth rate of gross margin, earned versus allowed return on equity and completion of major capital projects.  Since the control of expenditures for operations and maintenance is critical, this element was assigned a 30% weighting in the Financial Performance measure of the STIP calculation.  The calculation measures actual expenditures compared to budgeted expenditures, and tracks this data from the monthly executive financial summary report with data from the General Ledger.  The next element of financial performance for 2008 was the growth rate of operations and maintenance spending versus the growth rate of gross margin and had a 20% weighting.  The goal of this financial element is to ensure that O&M spending does not outpace our gross margin.  The calculation for this element is the growth rate in O&M divided by the growth rate in margin relative to 1.00.  The third element of financial performance is earned versus allowed return on equity and had a 20% weighting.  The calculation of this measure is net income less unusual items (as determined by Management) divided by average shareholders’ equity.  It is allocated 70% NPC and 30% SPPC based on year end 2008 shareholders’ equity.  The final element, completion of major capital projects, was assigned a 30% weighting in the Financial Performance measure of the STIP calculation, and it also measures actual expenditures compared to budgeted expenditures.  In 2008, the Company was slightly below its targeted goal for financial performance, resulting in a score for this measure of 1.78 out of a possible 4.0.

 Outlined below are the STIP elements under the Financial Performance measure, which include their weighting, commitment, actual and target reached:
				4	3	2	1	0
STIP Elements	Weighted %	2008 Commitment	2008 Actual	Well Beyond Target	Above Target	On Target	Below Target	Off Target
1) O&M spending budget to actual				≤ 93%	95.7%	100.0%	102.3%	≥ 103%
	30%	$443,694	$437,853		2.31

2) Growth Rate of Total O&M versus growth rate of gross margin	20%			≤ 75%	87%	100.0%	113%	≥ 125%
	Growth Rate of Margin	$1,369,760	$1,354,300 -1.13%					0.0
	Growth Rate of O&M	$492,454	$488,088 -0.89%

3) Earned versus allowed return on equity	20%	10.67%/7.06%	10.67%/7.13%	≤ 103%	102.3%	100.0%	95.7%	≥ 93%
					2.43

4) Completion of major capital project ($10 million or greater)				≤ 93%	95.7%	100.0%	102.3%	≥ 103%
	8.0%	Tracy $420,920	$413,018		2.44
	8.0%	Clark Peakers $389,500	$390,051			1.94
	4.0%	South Operations Center $69,846	$72,669					0.0
	2.5%	Riley Substation $14,797	$14,090		3.18
	2.5%	Sinatra Substation $33,520	$37,291					0.0
	2.5%	Railroad Substation $13,007	$12,495		2.92
	2.5%	Grand Tetons $10,463	$9,142	4.0

	100% of 26%			2008 FINANCIAL PERFORMANCE SCORE IS				1.78

Customer Perception — Customer perception is a company-wide measure.  NVE believes that it is important to maintain and improve customer perception of service levels.  Customer perception was measured by the firm of Market Strategies, Inc.  They selected a statistically significant sample of residential, commercial and major account customers who were asked to rate what they feel about NVE on a scale of zero to ten, with zero being very unfavorable and ten being very favorable.  In 2008, the Company exceeded its goals for customer perception resulting in a score for this measure of 2.87 out of a possible 4.0.

Business Unit Performance — Specific Business Unit Performance measures were developed for each of NVE’s nine organizational units, as well as NVE’s two local unions.  Each organizational unit and union typically has between two and eight measures that are important to the success of the overall company.  The CEO is responsible for overall performance of all of the business units, and each other NEO’s Business Unit Performance is based on his particular business unit, as noted below.  Other business units not designated to an NEO are assigned to other executive officers who are not NEOs.  The scores for each business unit are averaged to determine the overall company score.  In 2008, the Company exceeded its targeted goals for business unit performance resulting in a score for this measure of 2.41 out of a possible 4.0.

The Finance Business Unit set STIP performance measures in the following areas in 2008 for Mr. Rogers: optimization of financial liquidity, increased individual investor ownership of NVE common stock, reduction in the regulatory cost of long-term debt, improvements in internal financial reporting, improvements in the financial close/audit process, employee training and development and improvement in accounts payable processing metrics.

In 2008, the Energy Supply Business Unit set STIP goals in the following areas for Mr. Denis: safety, non-fuel O&M spending, and environmental compliance.

In 2008, the Service Delivery and Operations Business Unit set goals in the following areas for Mr. Ceccarelli: safety, cost per new meter set for gas and electric customers, cumulative service levels, distribution expense per customer and service reliability.

In 2008, STIP performance measures were set for Bargaining Units Local 1245 and Local 396 in the following areas: safety, cost per new meter set, distribution expense per customer, service reliability and non-fuel O&M spending.

In 2008, the Legal Business Unit set the following STIP goals for Mr. Kaleta:  increase the reporting behavior of those observing possible misconduct as it relates to violations of corporate policies rules and regulations, conduct client satisfaction survey.

In 2008, the Administration Business Unit set the following STIP goals: improved IT&T support and service, safety, continued diversity program, workforce employment and retention, and accomplishment of Achieving our Full Potential training sessions.

In 2008, Public Policy and External Affairs Business Unit set the following STIP goals: measuring the number of volunteer hours and participation in significant community and Company sponsored events.

In 2008, the Marketing Business Unit set the following STIP goals:  cost effective total energy conservation programs and major account customer satisfaction.

The Audit Business Unit has its own STIP scorecard that is evaluated by the Audit Committee of the Board of Directors.

Individual Performance Rating — Individual performance is also a component of compensation for the CEOs and other NEOs under the STIP program and it is assigned a weighting of 25%.  Annually, the performance of the Chief Executive Officer is evaluated by the Committee, and the Chair of the Committee has the authority to determine a payment to the CEO under the individual performance rating component of Executive Compensation program under the STIP.  The other NEO’s individual performance objectives (IPOs) are established at the beginning of each year in consultation with the CEO.  However, if the NEO is promoted or otherwise changes positions during the year, he is evaluated with respect to business unit performance and individual performance assessment, based on his position as of the end of the year.  The NEO’s IPOs are aligned with corporate objectives and strategic plan objectives as well as individual department objectives.  At the end of each year, the CEO compares the NEOs’ performance against their IPOs to determine if their objectives have been met.  Together with this information and peer group salary data obtained from NVE’s compensation consultant, Towers Perrin, the CEO uses his discretionary judgment to determine each NEO’s individual performance rating.  The range of the NEO’s IPOs can vary significantly between each NEO.  The general nature of these IPO’s for 2008 is discussed below for each of the NEOs.

As President and Chief Executive Officer of the Company, Mr. Yackira’s IPOs focused on meeting approved budgets, effectively communicating the company message, long-term direction of the Ely Energy Center and execute as appropriate, effectively transitioning changes in executive positions, driving toward one company/one state strategy, developing customer-focused organization, identifying and developing succession candidates for key positions, obtaining revised IRP approval and successfully completing construction projects under construction, and advancing the Company’s energy efficiency, renewable and generation ownership strategies.

As Corporate Senior Vice President and Chief Financial Officer, Mr. Rogers’ IPOs focused on continued professional development and continuing education, sustaining the internship program, developing a diversity plan, identifying emerging financial leaders and developing a mentor program, improving investment decisions directly within finance and in coordination with business units, improving risk management and measurement including generating portfolio optimization, hedging activities, pension funding and investment risk, optimizing financial liquidity, integrating Finance and Accounting  departments, forecasting and managing cash tax position, integrating tax into investment decision making, identifying risks and corporate view to funding pension and other post retirement benefit obligations, developing and executing financing plan and governance of foundation funds.

    As Corporate Senior Vice President, Energy Supply, Mr. Denis’ IPOs focused on the implementation of the Continuous Improvement Program as a means to motivate, train and shape employees, completing the construction of the Clark Peaking units for NPC and the Tracy expansion for SPPC, obtaining PUCN approval of the Harry Allen Combined Cycle expansion IRP amendment, executing the renewable energy strategy, developing a comprehensive electric optimization process to address the surplus of energy during non-peak periods and executing the energy supply plans and recovering  all deferred energy costs.

As Corporate Senior Vice President, General Counsel, Mr. Kaleta’s goals focused on completing in-house hiring, optimizing outside and inside legal counsel, succession planning for all departments, enhancing general FERC/NERC compliance programs, completing initiatives regarding transaction excellence, in particular to contract initiatives, continuing corporate governance excellence, continuing relationship building with Nevada and National legal and political constituents.

As Corporate Senior Vice President, Service Delivery and Operations, Mr. Ceccarelli’s IPOs focused on improving major processes, continuing integration of the Utilities operations with a focus on consistency and best practices and managing transmission and distribution projects, including support for the Utilities Integrated Resource Plans.  Other items of focus included support for union negotiations, support for the Utilities’ various rate cases, transitioning to the South Operations Center, FERC compliance, personal development and the development of a management team with particular focus on succession planning, leadership training, diversity and recruiting.

Equity Compensation

Long-Term Incentive Plan (LTIP)

In 2008, the NEOs received two-thirds of the value of their LTIP awards in the form of performance shares and the remaining one-third in performance-based restricted shares for performance against the S&P Electric Utilities Index.  In 2008, the Committee made a decision to change to the S&P Electric Utilities Index from the Dow Jones Utility Index as the Committee believed the S&P Electric Utilities Index to better reflect total shareholder return within regulated electric utilities.  In 2007 and 2006, the NEOs, other than the former CEO, received two-thirds of the value of their LTIP awards in the form of performance shares and the other third in NQSOs.  The Committee believes that the equity awards serve to align the interests of the NEOs with NVE’s shareholders and customers as they were weighted more heavily for performance against the S&P Electric Utilities Index average than simple share price appreciation.  While share price is a key indicator of the success of any public enterprise, the Committee believes that outperforming the peer group of companies in the S&P Electric Utilities Index is more critical to the success of NVE during the period over which the grants will vest.  Measurement against the performance standards occurs at the end of a three-year vesting period.  The performance shares vest at the end of this three-year period if the performance criteria are met.

The amount of equity compensation that is provided to each NEO in a given year is generally determined in reference to the NEO’s base salary for that year.  The Committee generally approves an award for each NEO each year with a present cash value that is determined by multiplying the NEO’s base salary by a percentage.  The percentage that the Committee selects for a given year depends upon the Committee’s assessment of the appropriate balance between cash and equity compensation.  In making that assessment, the Committee considers factors such as the relative merits of cash and equity as a device for retaining and motivating NEOs and practices used by other utility and energy companies.  In 2008, the Committee resolved to make equity awards that had a present cash value of 200% of base salary for the CEO and 150% of base salary for the remaining NEOs.

In 2007 and 2006, the Committee resolved to make equity awards to the NEOs that had a present cash value equal to 86% of base salary compensation to the NEOs based upon recommendations from Towers Perrin in an effort to offer competitive salaries to the executives compared to other Peer Group Companies.

The increase in LTIP values for the CEO and the NEO’s in 2008 was driven by a number of factors which, were:

•	A goal to move to performance pay as a basis for all Long-Term Incentive grants;
•	A change in the valuation method for valuing LTIP awards; and
•	A goal to move away from NQSOs which have less retention value.

The Committee had a practice of granting NQSOs for years to LTIP plan participants; however, the Committee moved to Performance Shares and Performance-Based Restricted Shares to encourage the NEOs to focus on specific corporate goals.

The Committee decided in 2008 to move to performance-based pay as the exclusive vehicle for LTIP.  The CEO and NEO’s are not paid this portion of their compensation unless specific performance measures are met or exceeded.

Finally, the Committee changed the valuation method used in granting LTIP shares and adopted the same FAS 123R standard that the Company uses for accounting purposes.  Basically, this method of valuing LTIP shares from an accounting perspective calls for the Company to value the shares (internally) on a quarterly basis on their actual market value.  The previous method for valuing shares changed from a Black Scholes method in 2003 to a Modified Binomial method in 2005.  Both of these prior methods are complex and difficult to explain to participants in the LTIP plan; the FAS 123R method of valuation is much clearer.

While most of NVE’s stock option awards to NEOs have historically been made pursuant to its annual grant program under the LTIP, the Committee retains the discretion to make additional awards to executive officers at other times, in connection with the initial hiring of a new officer, for retention purposes or otherwise.  In 2006, the Committee granted such awards to a newly hired executive with a grant price equal to the closing price of NVE’s common stock on the day he signed his employment agreement.  NVE does not have any program, practice or policy to time such additional awards in coordination with the release of material non-public information.

Non-Qualified Stock Options

In 2008, the Committee decided not to grant any NQSOs under the LTIP plan, as discussed above.  However, the NQSOs granted in 2007 and 2006, vest one-third per year over the three-year period from the date of the grant.  The NQSOs have a ten-year option life, and contain forfeiture provisions in the case of certain terminations of employment.  On May 9, 2007, upon his appointment as President and Chief Executive Officer, Mr. Yackira was awarded 200,000 NQSOs as a special incentive in his new position.

Performance Shares

Performance Shares are shares that typically vest at the end of a three-year period to the extent that specific performance targets determined by the Committee are met.  If these objectives are not met, the Performance Shares are forfeited.  Performance Shares do not have any voting rights.  Performance Shares are paid in cash, shares or a combination thereof after vesting (based on the then fair market value of the shares) and do not entitle the recipient to receive dividends or dividend equivalents.

In 2008, Performance Shares granted under the LTIP were based on NVE’s Total Shareholder Return (TSR) compared to the TSR of the S&P Electric Utility Index companies.  Prior to that, the Company used the Dow Jones Utility Index.  The Performance Shares granted the NEO’s in 2008 are measured at the end of a three-year calendar period against the applicable index.  Shares will be earned according to the table shown below:

Performance	Shares Earned

Below 35th Percentile	0% of grant
35th Percentile	50% of grant
50 Percentile	100% of grant
75 Percentile	150% of grant

For Performance Shares granted in 2005, which were measured by the Company’s performance against the Dow Jones Utility Index from 2005 to the end of 2007, officers earned 140% of their potential grant based on the Company’s performance against the index.  The amount was paid in 2008. However, for Performance Shares granted in 2006, no amounts will be paid because the three year average as of the end of 2008 was below the 35th percentile.  The likelihood of future payments under the LTIP Performance Measure is unknown due to the measurement of the Company’s performance against the  S&P Electric Utility Index, for Performance Shares issued in 2008 and the DJUI for shares issued prior to 2008 which determines how the Company performed on the TSR metric.

Performance–Based Restricted Shares

Performance-Based Restricted Shares are shares that vest at the end of a three-year period to the extent certain STIP measurements are met.  If these objectives are not met, the Performance-Based Restricted Shares are forfeited.  Performance-Based Restricted Shares do not have any voting rights.  Performance-Based Restricted Shares are paid in shares after vesting (based on the then fair market value of the shares) and do not entitle the recipient to receive dividends or dividend equivalents.

Whether Performance-Based Restricted Shares granted under the LTIP in 2008 have vested will be determined after December 2010, based on the average score during the three-year period then ended for the corporate goals under the STIP (i.e., Financial Performance, Customer Perception and Business Unit Performance).  If the average score for those corporate STIP goals over the three-year period is 2.0, a number of Performance-Based Restricted Shares equal to 100% of those granted will be deemed to vest; if the average score is lower than 2.0, a lesser percentage of the granted Performance-Based Restricted Shares will vest, and, if the average is greater than 2.0, a number of Performance-Based Restricted Shares greater than 100% of those granted will be deemed to vest.

Actual Overall Compensation Compared to the Energy Services Peer Group

Actual Cash Compensation in 2008 (i.e., base salary plus STIP) and actual Total Direct Compensation (i.e., Actual Cash Compensation plus the annualized expected value of long-term incentives) compared to the Energy Services Peer Group at the 50th percentile (Peer Group) are presented below for each NEO:

Name and Principal Position	Actual Cash Compensation	Energy Services at 50th Percentile Cash Compensation	Actual Total Direct Compensation	Energy Services at 50th Percentile Direct Total Compensation
Michael W. Yackira	$1,441,508	$1,560,000	$3,048,729	$3,160,000
President, Chief Executive Officer
William D. Rogers	$651,270	$656,000	$1,035,592	$1,251,000
Corporate Sr. Vice President, Chief Financial Officer
Paul J. Kaleta	$572,393	$558,000	$1,078,924	$990,000
Corporate Sr. Vice President, General Counsel and Secretary
Jeffrey L. Ceccarelli	$577,315	$550,000	$1,281,157	$1,029,000
Corporate Sr. Vice President, Service Delivery and Operations
Roberto Denis(1)	$543,762	$450,000	$1,122,001	$750,000
Corporate Sr. Vice President, Energy Supply

(1)
Mr. Denis’ actual cash compensation and actual total direct compensation was higher than the energy services data at the 50th percentile because of his additional responsibilities for overseeing fuel and power purchasing and major capital projects to improve generation capacity.

Retirement Plans

Pension Plan (Qualified Plan)

    NVE has a tax-qualified, noncontributory defined-benefit pension plan that covers certain eligible employees, including the NEOs.  Effective April 1, 2008, the formula under the Pension Plan was converted from a traditional final average pay plan design to a cash balance plan design.  Certain eligible employees, including Mr. Ceccarelli, were given the option to choose to remain under the traditional formula or convert their balance to the cash balance formula.  For eligible employees under the traditional formula, benefits are based upon the employee’s years of service and his or her highest average earnings for a five consecutive calendar year period with NVE and its subsidiaries.  For eligible employees under the cash balance formula, benefits are based upon a percentage of earnings and a crediting interest rate.  Benefits are payable after retirement in the form of an annuity or a lump sum payment; however,  lump sum payments are only available to terminated employees under the traditional formula who have less than a $50,000 actuarial present value.  Earnings, for purposes of the calculation of benefits under the Pension Plan, are generally defined to include base salary and STIP payments and exclude other forms of compensation.  The amount of annual earnings that may be considered in calculating benefits under the Pension Plan is limited by law.  For 2008, the annual limitation was $230,000.  For 2007 and 2006, the annual limitation was $220,000.

Benefits under NVE’s Pension Plan are calculated, under the traditional formula, as an annuity according to the following formula:

(1.325% x “Final Average Earnings” x “Benefit Accrual Service”) + (0.475% x “Excess Compensation” [over the Social Security covered compensation] x “Benefit Accrual Service” up to 35 year maximum)

Contributions to the Pension Plan are made exclusively by NVE and are paid into a trust fund from which benefits are paid to participants.  The Pension Plan currently limits pensions paid under the plan to an annual maximum of $185,000 payable beginning at age 65 in accordance with IRS requirements.

Non-Qualified Retirement Restoration Plan

NVE also has an unfunded pension plan (the Non-Qualified Retirement Restoration Plan) that provides for payments out of the general assets of NVE an amount substantially equal to the difference between the amount that would have been payable under the Qualified Plan, in the absence of laws limiting pension benefits and earnings that must be considered in calculating pension benefits, and the amount actually payable under the Qualified Plan.  The formula for determining this benefit is the same as for the Qualified Plan.  In the Non-Qualified Retirement Restoration Plan, total compensation (as defined in the Qualified Plan) is used and the Qualified Plan portion of the payment is subtracted, leaving a benefit payment from the Non-Qualified Retirement Restoration Plan to be net of Qualified Plan payment.

Non-Qualified Supplemental Executive Retirement Plan or SERP

The SERP was adopted by NVE in 1990 and restated in May of 2002.  The NEOs participate in the SERP.  The SERP is designed to provide a competitive supplemental benefit that is beneficial in the attraction and retention of key executive talent.

Beginning in 2008, there will be no new participants in the SERP.  As of April 1, 2008 only existing participants and non-vested eligible participants will be eligible to receive SERP benefits.  The Committee approved freezing the SERP for future participants based upon the Company’s stated plan, to the extent possible, not to obligate the Company to future payments that extend well beyond an employee’s termination.

The plan provides for payments beginning at age 65 of an annual amount determined by the following formula:

Step 1.	(3.0% x SERP “Final Average Earnings”* x “Years of Service” up to 15 years) + (1.5% x SERP Final Average Earnings” x “Years of Service” over 15 years).

Step 2.	Less the benefit payable under the Qualified Retirement Plan.

(1.325% x “Final Average Earnings” x “Benefit Accrual Service”) + (0.475% x “Excess Compensation” x “Benefit Accrual Service” up to 35 year maximum)

Step 3.	Less the benefit payable under the Non-Qualified Retirement Restoration Plan (already included in Step 2, if IRS limitation rules are not taken into account).

*SERP “Final Average Earnings” reflect a three-year period, but otherwise are only minimally different than “Final Average Earnings” under the Qualified Pension Plan and include specific income items approved by the Board of Directors.

Non-Qualified 401(K) Restoration Plan

Executive officers are also eligible for participation in the Non-Qualified 401(K) Restoration Plan (“401(K) Restoration Plan”), which is a supplement to the 401(k) program.  All employees are eligible for participation in the 401(K) Restoration Plan if they make in excess of $130,000 in base salary and are in the top 5% highly compensated group of employees.  The 401(K) Restoration Plan provides eligible participants the opportunity to defer compensation on a pre-tax basis and direct the investment of these amounts in hypothetical investments that mirror the 401(k) investment options with the exception of the NVE stock fund and the self-directed brokerage.  The “match restoration” provision of the 401(K) Restoration Plan provides for an employer match, according to the 401(k) plan design, which is not otherwise provided under NVE’s 401(k) Plan due to IRS defined limits.

This “match restoration” under the 401(K) Restoration Plan when added to the employer match provided under NVE’s 401(k) Plan will result in a 100% match of employee contributions up to 6% of eligible earnings.

Other Benefits

General employee benefits for medical, dental and vision insurance, 401(k) plan, Employee Stock Purchase Plan, and life insurance and disability coverage are made available to all nonunion Management, Professional and Technical (MPAT) employees at NVE.  These same benefit offerings form part of the compensation for the NEOs, and are identical to those offered to all other MPAT employees with two exceptions.

All NEOs are provided with supplemental life insurance coverage in the amount of $1,500,000.  The NEOs have access to disability coverage that provides a benefit of 60% of their base salary plus STIP.  Other MPAT employees are only eligible to receive benefits at 60% of their base salary (excluding STIP).

Perquisites

NVE may provide NEOs with certain perquisites.  These perquisites may include:

•	Housing allowances (for alternate work locations)

•	Tax gross ups on specific expenses

•	Club memberships

A complete listing and value associated with these perquisites are shown in the Summary Compensation table as “All Other Compensation.”  The Committee reviews the perquisites provided to the NEOs on a regular basis in an attempt to ensure that they continue to be appropriate in light of the Committee’s overall goal of designing a compensation program for NEOs that maximizes the interests of the shareholders and customers.

NVE provides these perquisites for different reasons that are of benefit to NVE.  These perquisites reflect competitive business practices for NVE’s competitive peer group, and the Committee considers them necessary for retention and recruitment purposes.  The Committee reviews the perquisites provided to the NEOs on a regular basis in an attempt to ensure that they continue to be appropriate in light of the Committee’s overall goal of designing a compensation program for NEOs that maximize the interests of the shareholders and customers.

Post -Termination Compensation

NVE has entered into change in control severance agreements and transitional compensation agreements with all of the NEOs.  These agreements provide for payments and other benefits if the officer’s employment terminates for a qualifying event or circumstances, including, but not limited to, being terminated without “cause” or leaving employment for “good reason” as these terms are defined below.  The agreements have a term that expires December 31, 2010.  Additional information regarding the Severance Agreements including a definition of key terms and a quantification of benefits that would have been received by NVE’s NEOs had termination occurred on or before December 31, 2008, is found under the heading “Potential Payments upon Termination or Change in Control” below.

The Committee believes that these severance and transitional compensation arrangements are an important part of overall compensation for the NEO’s.  The Committee believes that these agreements will help to secure the continued employment and focus of the NEOs, notwithstanding any concern that they might have regarding their own continued employment, prior to or following a change in control.  The Committee also believes that these agreements are an important recruiting and retention tool, as most of the companies with which NVE competes for talent have similar agreements in place for their senior executives.  As used in the severance agreements, the following terms have the meanings set out below:

“Cause” means (i) the willful and continued failure by the Executive to substantially perform his duties (other than as a result of incapacity due to physical or mental illness) after written demand by the Board, or (ii) the willful engaging by the Executive in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise.

“Good Reason” means (unless corrected within 30 days of notice by the Executive to the Company), in connection with a change of control or potential change of control: (i) certain changes in the nature or status of the Executive’s responsibilities from those in effect prior to a change of control; (ii) a reduction in base salary (other than salary reductions similarly affecting all senior executives); (iii) the failure to pay, within 30 days of the date due, any portion of the Executive’s current compensation (other than a compensation deferral or good faith reduction related to unfavorable business conditions or circumstances similarly affecting all senior executives) or any portion of an installment of deferred compensation; (iv) the failure to continue in effect any compensation plan in which the Executive participates immediately prior to a change of control that is material to his or her total compensation unless an alternative plan has been put in place, or the failure to continue the Executive’s participation in such a plan (or alternative plan) on a basis not materially less favorable as existed prior to the change of control; or (v) the failure to continue to provide the Executive with benefits substantially similar to those provided to him or her under benefit plans in which the Executive participates immediately prior to a change of control (other than changes similarly affecting all senior executives) or to continue to provide the Executive with any material fringe benefit or substantially the same number of paid vacation days as provided at the time of a change in control.

“Voluntary Termination” is defined as the executive resigning for good cause consistent with the terms of his employment agreement.

“Change in Control” means (i) any person acquires 40% or more of the combined voting power of the Company’s then outstanding securities (excluding certain acquisitions directly from the Company) (ii) the board is no longer composed of individuals who were on the board at the time the Executive’s agreement was entered into and new directors (other than those whose initial assumptions of office is in connection with an actual or threatened contest) who were appointed, elected or nominated for election by a vote of at least two-thirds of the directors then in office who were directors on the date of the agreement or whose appointed, election or nomination was previously so approved, (iii) a merger or consolidation of the Company or any subsidiary with any other corporation (other than certain recapitalizations and other mergers and consolidations in which the Company’s stockholders continue to hold two-thirds of the voting securities of the combined entity), (iv) the approval of a complete liquidation or dissolution of the Company, or (v) the sale of a majority of the Company’s outstanding stock or the approval of the sale of all or substantially all of the Company’s assets.

SUMMARY COMPENSATION TABLE

The following table sets forth information about the compensation of the Chief Executive Officer, the Chief Financial Officer and each of the other three most highly compensated officers, for services in all capacities to NVE and its subsidiaries.

				Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan ($)	Change in Qualified and Non-Qualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Name and Principal Position
	Year	Salary ($)	Bonus ($)
				(1)	(1)	(2)	(7)	(8)

Michael W. Yackira (3)(5)(6)	2008	$ 717,308	$ -	$ 1,021,739	$ 585,482	$ 724,200	$ 768,658	$ 166,197	$ 3,983,584
President, Chief Executive Officer	2007	$ 536,923	$ -	$ 1,236,598	$ 666,960	$ 441,600	$ 498,834	$ 105,611	$ 3,486,526
	2006	$ 388,846	$ -	$ 260,466	$ 376,527	$ 200,000	$ 178,537	$ 42,577	$ 1,446,953

William D. Rogers (4)(5)(6)	2008	$ 419,770	$ -	$ 348,646	$ 35,676	$ 231,500	$ 138,200	$ 78,116	$ 1,251,908
Corporate Senior Vice President, Chief Financial Officer and Treasurer	2007	$ 305,387	$ -	$ 121,538	$ 65,537	$ 200,000	$ 48,252	$ 38,911	$ 779,625

Jeffrey L. Ceccarelli (5)(6)	2008	$ 380,715	$ -	$ 658,762	$ 45,080	$ 196,600	$ 374,942	$ 127,790	$ 1,783,889
Corporate Sr. Vice President, Service Delivery and Operations	2007	$ 362,692	$ -	$ 985,384	$ 171,164	$ 173,000	$ 273,304	$ 62,102	$ 2,027,646
	2006	$ 347,115	$ -	$ 229,241	$ 62,908	$ 165,000	$ 356,668	$ 73,640	$ 1,234,572

Roberto R. Denis (5)(6)	2008	$ 357,462	$ -	$ 537,807	$ 40,432	$ 186,300	$ 368,797	$ 72,648	$ 1,563,446
Corporate Sr. Vice President, Generation and Energy Supply	2007	$ 334,423	$ -	$ 766,339	$ 79,260	$ 173,000	$ 233,197	$ 34,338	$ 1,620,557
	2006	$ 309,693	$ -	$ 218,097	$ 324,913	$ 165,000	$ 181,619	$ 46,108	$ 1,245,430

Paul J. Kaleta (5)(6)	2008	$ 373,193	$ -	$ 461,176	$ 45,355	$ 199,200	$ 146,035	$ 69,820	$ 1,294,779
Corporate Sr. Vice President, General Counsel and Secretary

(1)
 “Stock Awards” consists of the values for performance shares, performance based-restricted shares (“PBRS”) and restricted stock; “Option Awards” consists of the values for non-qualified stock options.  Assumptions used to value these awards are consistent with contemporary practices for their accounting treatment in accordance with SFAS No. 123R “Share Based Payments,” which requires recognition of compensation expense over the vesting periods and does not represent actual cash compensation to the NEO's for the periods stated.  Reference Note 12, Stock Compensation Plans, of the Notes to Financial Statements of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

(2)
The amounts presented for Non-Equity Incentive Plan awards consist of payments under the Short-Term Incentive Plan earned in the applicable year, and are calculated using base salary which could differ from the amount reported in the “Salary” column, because of how salaries are reported for W-2 purposes.

(3)	Mr. Yackira was appointed President and Chief Operating Officer in February 2007, and then appointed Chief Executive Officer in August 2007.
(4)	Mr. Rogers was appointed Chief Financial Officer and Treasurer in February 2007.
(5)	During 2008, each of the executives received a stock award based on the performance criteria established for a 2005 grant.
(6)	Please refer to the tables for “Grants of Plan-Based Awards” and “Option Exercises and Stock Vested” for more details.
(7)	Amounts for Non-Qualified Deferred Compensation do not include above-market or preferential earnings within the meaning of Item 402(c)(2)(viii)(B).
(8)	Amounts for all Other Compensation consisted of the following:

ALL OTHER COMPENSATION TABLE
Description	Michael W. Yackira	William D. Rogers	Jeffrey L. Ceccarelli	Roberto R. Denis	Paul J. Kaleta
	2008	2008	2008	2008	2008

Company contributions to the 401(k) deferred compensation plan	$13,800	$13,800	$13,800	$13,800	$13,800

Imputed income on group term life insurance and premiums paid
for executive term life policies	$6,303	$7,262	$11,733	$18,798	$10,169

Cash in lieu of forgone vacation	$79,154	$23,934	$56,177	$31,050	$36,851

Club memberships	$16,140	$9,120	$4,080	$9,000	$9,000

Housing Allowance (for alternate work location)	$50,800	$24,000	$42,000	$-	$-

Total	$166,197	$78,116	$127,790	$72,648	$69,820

GRANTS OF PLAN-BASED AWARDS

All grants of plan-based awards to the named executive officers of NVE in 2008 are presented in the table below.  The incentive plans under which these grants were made are fully described in the Compensation Discussion and Analysis section.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards (#)	All Other Option Awards (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock or Option Awards ($)

Name	Grant Date
		Threshold ($)	Target ($)	Maximum($)	Threshold (#)	Target (#)	Maximum(#)

Michael W. Yackira
Performance Shares	02/07/2008				30,601	61,202	91,803				$ 762,577
PBRS	02/07/2008				15,301	30,601	45,902				$ 381,288
Short-Term Incentive Plan	01/01/2008		$ 724,200

William D. Rogers
Performance Shares	02/07/2008				13,771	27,541	41,312				$ 343,161
PBRS	02/07/2008				6,885	13,770	20,655				$ 171,574
Short-Term Incentive Plan	01/01/2008		$ 231,500

Jeffrey L. Ceccarelli
Performance Shares	02/07/2008				12,066	24,131	36,197				$ 300,672
PBRS	02/07/2008				6,033	12,066	18,099				$ 150,342
Short-Term Incentive Plan	01/01/2008		$ 196,600

Roberto R. Denis
Performance Shares	02/07/2008				11,312	22,623	33,935				$ 281,883
PBRS	02/07/2008				5,656	11,311	16,967				$ 140,935
Short-Term Incentive Plan	01/01/2008		$ 186,300

Paul J. Kaleta
Performance Shares	02/07/2008				11,967	23,934	35,901				$ 298,218
PBRS	02/07/2008				5,984	11,967	17,951				$ 149,109
Short-Term Incentive Plan	01/01/2008		$ 199,200

1)	The performance share grants dated February 7, 2008, will vest on December 31, 2010, to the extent that performance targets are met.
i)
The threshold represents the minimum acceptable performance which, if attained, results in payment of 50% of the target award.  Performance below the minimum acceptable level results in no award earned.

ii)	The target indicates a level of outstanding performance and which, if attained, results in payment of 100% of the target award.
iii)	The maximum represents a level indicative of exceptional performance which, if attained, results in a payment of 150% of the target award.
2)	The PBRS grants dated February 7, 2008, will vest on December 31, 2010, based on the average STIP performance over three years.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information about all awards held by the named executive officers at December 31, 2008:

		OPTION AWARDS					STOCK AWARDS
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

								(1)		(1)

Michael W. Yackira
Options - 02/07/2005	(2)	18,638			$ 10.05	02/08/2015
Options - 02/07/2005	(3)	4,660			$ 10.05	02/08/2015
Options - 02/07/2006	(2)	11,685	5,842		$ 13.29	02/08/2016
Options - 02/14/2007	(2)	12,785	25,571		$ 17.99	02/15/2017
Options - 05/09/2007	(5)	66,667	133,333		$ 18.63	05/09/2017
Performance Shares - 02/07/2006	(4)						20,864	$ 206,345
Performance Shares - 02/14/2007	(4)						17,759	$ 175,637	8,879	$ 87,813
Performance Shares - 02/07/2008	(4)						20,401	$ 201,766	40,801	$ 403,522
PBRS - 02/07/2008	(4)						10,200	$ 100,878	20,401	$ 201,766

William D. Rogers
Options - 05/02/2005	(2)	5,180			$ 10.87	05/03/2015
Options - 05/02/2005	(3)	1,295			$ 10.87	05/03/2015
Options - 02/07/2006	(2)	3,049	1,524		$ 13.29	02/08/2016
Options - 02/14/2007	(2)	5,556	11,111		$ 17.99	02/15/2017
Performance Shares - 02/07/2006	(4)						5,444	$ 53,841
Performance Shares - 02/14/2007	(4)						7,717	$ 76,321	3,858	$ 38,156
Performance Shares - 02/07/2008	(4)						9,180	$ 90,790	18,361	$ 181,590
PBRS - 02/07/2008	(4)						4,590	$ 45,395	9,180	$ 90,790

Jeffrey L. Ceccarelli
Options - 01/01/1999	(2)	7,920			$ 24.22	01/02/2009
Options - 08/01/1999	(6)	10,300			$ 26.00	08/02/2009
Options - 01/01/2001	(2)	22,510			$ 14.80	01/02/2011
Options - 01/01/2002	(2)	34,500			$ 15.58	01/02/2012
Options - 02/07/2005	(2)	4,842			$ 10.05	02/08/2015
Options - 02/07/2005	(3)	3,632			$ 10.05	02/08/2015
Options - 02/07/2006	(2)	9,924	4,962		$ 13.29	02/08/2016
Options - 02/14/2007	(2)	6,204	12,407		$ 17.99	02/15/2017
Performance Shares - 02/14/2006	(4)						17,720	$ 175,251
Performance Shares - 02/14/2007	(4)						8,617	$ 85,222	4,308	$ 42,606
Performance Shares - 02/07/2008	(4)						8,044	$ 79,555	16,087	$ 159,100
PBRS - 02/07/2008	(4)						4,022	$ 39,778	8,044	$ 79,555

Roberto R. Denis
Options - 02/07/2005	(2)	11,101			$ 10.05	02/08/2015
Options - 02/07/2005	(3)	2,775			$ 10.05	02/08/2015
Options - 02/07/2006	(2)	8,963	4,482		$ 13.29	02/08/2016
Options - 02/14/2007	(2)	5,556	11,111		$ 17.99	02/15/2017
Performance Shares - 02/07/2006	(4)						16,005	$ 158,289
Performance Shares - 02/14/2007	(4)						7,717	$ 76,321	3,858	$ 38,156
Performance Shares - 02/07/2008	(4)						7,541	$ 74,580	15,082	$ 149,161
PBRS- 02/07/2008	(4)						3,770	$ 37,285	7,541	$ 74,580

Paul J. Kaleta
Options - 02/01/2006	(7)	30,000			$ 13.29	02/02/2016
Options - 02/07/2006	(2)	5,483	2,741		$ 13.29	02/08/2016
Options - 02/07/2006	(3)	2,112			$ 13.29	02/08/2016
Options - 02/07/2006	(2)	9,603	4,802		$ 13.29	02/08/2016
Options - 02/14/2007	(2)	5,556	11,111		$ 17.99	02/15/2017
Performance Shares - 02/07/2006	(4)						17,149	$ 169,604
Performance Shares - 02/14/2007	(4)						7,717	$ 76,321	3,858	$ 38,156
Performance Shares - 02/07/2008	(4)						7,978	$ 78,902	15,956	$ 157,805
PBRS - 02/07/2008	(4)						3,989	$ 39,451	7,978	$ 78,902

(1)
Market Value is based on the December 31, 2008, closing trading price of NVE stock of $9.89; all incentive plan performance share awards are shown as achieving the target level of performance, which results in a 100% payout of the award.

(2)	These option awards vest over a three year period, one third each year beginning one year after grant date.
(3)	This grant was earned on September 12, 2007, upon the restoration of NVE’s common stock dividend.
(4)	These performance share awards and PBRS are paid at the end of a three year performance period (measured from the date of grant) if the specified performance measures are achieved.
(5)	This grant was awarded to Mr. Yackira upon his promotion to President and Chief Executive Officer of NVE, and will vest at one third each year beginning one year after grant date.
(6)	This award was granted upon the consummation of the merger between SPR and NPC, and vested one third each year over a three year period beginning January 2000.
(7)	This grant was awarded to Mr. Kaleta upon his hire in 2006, and vested one year from date of grant.

OPTION EXERCISES AND STOCK VESTED

During 2008, none of the NEOs exercised options in 2008.  The following table provides information on the vesting of stock awards during 2008:

	STOCK AWARDS
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Name
(a)	(d)	(e) (1)

Michael W. Yackira
Performance Shares	33,127	$562,496

William D. Rogers
Performance Shares	9,208	$156,352

Jeffrey L. Ceccarelli
Performance Shares	25,819	$438,407

Roberto R. Denis
Performance Shares	19,730	$335,015

Paul J. Kaleta
Performance Shares	14,613	$248,129

(1)	The value realized on vesting equals the market value on the vesting date.

PENSION BENEFITS

The following table provides the present value of accumulated retirement benefits payable to each of the named executives, according to the terms and conditions of each plan.  The retirement plans under which these benefits are available are generally described in the Compensation Discussion and Analysis section of this note.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year

Michael W. Yackira (2) (4)	NVE Retirement Plan	-	$208,699	-
	NVE Restoration Plan	-	$450,644	-
	NVE SERP Plan	7.917	$1,058,244	-
				-
William D. Rogers (2) (7)	NVE Retirement Plan	-	$56,366	-
	NVE Restoration Plan	-	$47,491	-
	NVE SERP Plan	3.417	$122,603	-

Jeffrey L. Ceccarelli (6) (8)	NVE Retirement Plan	33.250	$869,509	-
	NVE Restoration Plan	33.250	$1,162,084	-
	NVE SERP Plan	34.333	$308,947	-

Roberto R. Denis (2) (5)	NVE Retirement Plan	-	$204,056	-
	NVE Restoration Plan	-	$239,694	-
	NVE SERP Plan	8.333	$797,303	-

Paul J. Kaleta	NVE Retirement Plan	-	$59,164	-
	NVE Restoration Plan	-	$66,163	-
	NVE SERP Plan	2.917	$141,581	-

1. Mr. Yackira, Mr. Rogers, Mr. Kaleta, and Mr. Denis were converted to the cash balance plan design on April 1, 2008 under the NVE Retirement Plan and NVE Restoration Plan.
2. Credited Service is not applicable for participants benefiting under the cash balance plan design.
3. Mr. Yackira's benefit under the SERP Plan includes 2 years of imputed service to be granted upon attainment of age 62.
4. Mr. Denis' benefit under the SERP Plan includes 3 years of imputed service to be granted upon attainment of age 62.
5. Mr. Ceccarelli's benefit under the SERP Plan includes 1 year and 1 month of imputed service.
6. Mr. Rogers is vested in the Qualified and Restoration Plans and will become vested in the SERP in 6 years and 8 months.
7. Mr. Ceccarelli is vested in the Qualified and Restoration Plans and will become vested in the SERP in 10 months.

The following assumptions were used in calculating the present value of the accumulated benefit:

i. Pension economic assumptions utilized for NVE's FAS158 financial reporting for fiscal year end 2008 were used for the calculations.
ii. NVE reports using a measurement date of December 31, and that date has been used in all calculations for the above table, and these assumptions are outlined below:
a. The discount rate was 6.09% for fiscal year end 2008;
b. Postretirement mortality is based on the RP 2000 mortality table, white collar, projected to 2017 with Scale AA;
c. There was assumed to be no pre-retirement mortality, turnover, or disability; and
    d.  Retirement age was assumed to be the greater of age 62 and current age for participants benefiting under the traditional design, and is assumed to be current age for participants benefiting under the cash balance design.

iii. The demographic assumptions used are also consistent with pension financial reporting, with the exception as required by SEC guidance, that pre-retirement decrements are not used.

A narrative description of material factors relating to pension plans has been provided in the section “Compensation Philosophy” under “Retirement Plans.”

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following tables show the estimated payments each of the named executives officers could receive upon their termination or a change-in-control, according to the terms and conditions of any contracts or agreements in effect for that executive.  The amounts shown assume that the termination was effective as of December 31, 2008, and includes amounts earned through that time. The actual amounts to be paid out can only be determined at the time an executive separates from NVE.  The footnotes are presented after the final table.

Michael W. Yackira

VALUE OF SEVERANCE AND CHANGE-IN-CONTROL AGREEMENTS
	Reason for Termination
Type of Benefit	Voluntary (1) (8)	For Cause (2)	Death (9)	Disability (3) (9)	Retirement (4)	Without Cause (5) (10)	Change-in-Control (6) (11) (14) (16)

Cash Severance (7)	$1,365,000	$-	$-	$1,365,000	$-	$1,365,000	$4,095,000
Lump Sum Pension Equivalent	$-	$-	$-	$-	$-	$-	$2,176,366
Life Insurance Proceeds (15)	$-	$-	$2,550,000	$-	$-	$-	$-
Equity Benefits (12)
Performance Shares	$441,144	$-	$441,144	$441,144	$441,144	$441,144	$1,168,711
Unexercisable Options	$-	$-	$-	$-	$-	$-	$-
Retirement Benefits (13)
NVE Retirement Plan	$12,216	$-	$14,455	$14,455	$14,455	$14,455	$14,455
NVE Restoration Plan	$20,004	$-	$31,213	$31,213	$31,213	$31,213	$31,213
NVE SERP Plan	$-	$-	$98,404	$64,787	$64,787	$64,787	$64,787
Retiree Medical	$-	$-	$-	$-	$-	$-	$-
Other Benefits
Health & Welfare	$-	$-	$-	$-	$-	$-	$72,153
Total of All Benefits	$1,838,364	$-	$3,135,216	$1,916,599	$551,599	$1,916,599	$7,622,685

William D. Rogers

VALUE OF SEVERANCE AND CHANGE-IN-CONTROL AGREEMENTS
	Reason for Termination
Type of Benefit	Voluntary (1) (8)	For Cause (2)	Death (9)	Disability (3) (9)	Retirement (4)	Without Cause (5) (10)	Change-in-Control (6) (11) (14) (16)

Cash Severance (7)	$639,973	$-	$-	$639,973	$-	$639,973	$1,890,000
Lump Sum Pension Equivalent	$-	$-	$-	$-	$-	$-	$458,139
Life Insurance Proceeds (15)	$-	$-	$2,130,000	$-	$-	$-	$-
Equity Benefits (12)
Performance Shares	$196,691	$-	$196,691	$196,691	$196,691	$196,691	$523,043
Unexercisable Options	$-	$-	$-	$-	$-	$-	$-
Retirement Benefits (13)
NVE Retirement Plan	$-	$-	$3,406	$3,406	$3,406	$3,406	$3,406
NVE Restoration Plan	$-	$-	$2,869	$2,869	$2,869	$2,869	$2,869
NVE SERP Plan	$-	$-	$36,995	$17,046	$-	$17,046	$-
Retiree Medical	$-	$-	$-	$-	$-	$-	$-
Other Benefits
Health & Welfare	$-	$-	$-	$-	$-	$-	$24,931
Total of All Benefits	$836,664	$-	$2,369,961	$859,985	$202,966	$859,985	$2,902,388

Jeffrey L. Ceccarelli

VALUE OF SEVERANCE AND CHANGE-IN-CONTROL AGREEMENTS
	Reason for Termination
Type of Benefit	Voluntary (1) (8)	For Cause (2)	Death (9)	Disability (3) (9)	Retirement (4)	Without Cause (5) (10)	Change-in-Control (6) (11) (14) (16)

Cash Severance (7)	$552,000	$-	$-	$552,000	$-	$552,000	$1,656,000
Lump Sum Pension Equivalent	$-	$-	$-	$-	$-	$-	$767,001
Life Insurance Proceeds (15)	$-	$-	$2,052,000	$-	$-	$-	$-
Equity Benefits (12)
Performance Shares	$189,799	$-	$189,799	$189,799	$189,799	$189,799	$485,817
Unexercisable Options	$-	$-	$-	$-	$-	$-	$-
Retirement Benefits (13)
NVE Retirement Plan	$72,156	$-	$58,840	$76,492	$76,492	$76,492	$76,492
NVE Restoration Plan	$78,864	$-	$78,639	$102,230	$102,230	$102,230	$102,230
NVE SERP Plan	$-	$-	$20,907	$27,179	$-	$27,179	$-
Retiree Medical
Other Benefits
Health & Welfare	$-	$-	$-	$-	$-	$-	$62,813
Total of All Benefits	$892,819	$-	$2,400,185	$947,700	$368,521	$947,700	$3,150,353

Roberto R. Denis

VALUE OF SEVERANCE AND CHANGE-IN-CONTROL AGREEMENTS
	Reason for Termination
Type of Benefit	Voluntary (1) (8)	For Cause (2)	Death (9)	Disability (3) (9)	Retirement (4)	Without Cause (5) (10)	Change-in-Control (6) (11) (14) (16)

Cash Severance (7)	$517,500	$-	$-	$517,500	$-	$517,500	$1,552,500
Lump Sum Pension Equivalent	$-	$-	$-	$-	$-	$-	$1,338,413
Life Insurance Proceeds (15)	$-	$-	$2,017,500	$-	$-	$-	$-
Equity Benefits (12)
Performance Shares	$174,533	$-	$174,533	$174,533	$174,533	$174,533	$450,084
Unexercisable Options	$-	$-	$-	$-	$-	$-	$-
Retirement Benefits (13)
NVE Retirement Plan	$12,336	$-	$14,700	$14,700	$14,700	$14,700	$14,700
NVE Restoration Plan	$12,492	$-	$17,267	$17,267	$17,267	$17,267	$17,267
NVE SERP Plan	$-	$-	$47,237	$36,677	$36,677	$36,677	$36,677
Retiree Medical	$-	$-	$-	$-	$-	$-	$-
Other Benefits
Health & Welfare	$-	$-	$-	$-	$-	$-	$63,656
Total of All Benefits	$716,861	$-	$2,271,237	$760,677	$243,177	$760,677	$3,473,297

Paul J. Kaleta

VALUE OF SEVERANCE AND CHANGE-IN-CONTROL AGREEMENTS
	Reason for Termination
Type of Benefit	Voluntary (1) (8)	For Cause (2)	Death (9)	Disability (3) (9)	Retirement (4)	Without Cause (5) (10)	Change-in-Control (6) (11) (14) (16)

Cash Severance (7)	$547,500	$-	$-	$547,500	$-	$547,500	$1,642,500
Lump Sum Pension Equivalent	$-	$-	$-	$-	$-	$-	$433,902
Life Insurance Proceeds (15)	$-	$-	$2,047,500	$-	$-	$-	$-
Equity Benefits(12)
Performance Shares	$180,441	$-	$180,441	$180,441	$180,441	$180,441	$469,538
Unexercisable Options	$-	$-	$-	$-	$-	$-	$-
Retirement Benefits (13)
NVE Retirement Plan	$19,644	$-	$3,826	$3,826	$3,826	$3,826	$3,826
NVE Restoration Plan	$21,168	$-	$4,279	$4,279	$4,279	$4,279	$4,279
NVE SERP Plan	$42,192	$-	$29,842	$14,956	$-	$14,956	$-
Retiree Medical	$-	$-	$-	$-	$-	$-	$-
Other Benefits
Health & Welfare	$-	$-	$-	$-	$-	$-	$66,252
Total of All Benefits	$810,945	$-	$2,265,888	$751,002	$188,546	$751,002	$2,620,297

(1)	Voluntary termination is defined as termination resulting from the named executive officer resigning for good cause or with Board consent.
(2)	Termination for cause is defined as termination for reasons related to moral turpitude, conviction of a felony; or voluntary resignation without Board's consent or approval.
(3)
Termination on the basis of disability assumes the disability preventing the executive from successfully fulfilling the duties of his position, occurred on or before June 1, 2008 and NV Energy gave 30 days notice of termination, with an effective date of December 31, 2008. In addition, for the purpose of this calculation, we have assumed that the named executive officer does not exercise the appeal provision of the disability determination process.

(4)	Termination on the basis of retirement assumes that the executive voluntarily resigned and is eligible to retire effective December 31, 2008.
(5)	Termination without cause requires the company to decide to terminate the employment relationship without notice or providing a reason.
(6)
Change in control assumes that the executive was terminated at some point following a corporate change in control or potential change in control scenario as defined by the Company's Change in Control Policy (i.e. double trigger). For the purpose of this calculation it is assumed that the executive's termination coincides with a change in control effective date of December 31, 2008.

(7)
Cash severance is defined as all those payments owed or owing to the executive which are payable in cash under the applicable termination scenario. While different payments may be paid in lump sum or over a period of time, for the purpose of these calculations, the value of the cash severance payments are determined based on the assumption that they are made in lump sum form on or about the termination date. In addition, we assume that all accrued and unused vacation time for 2008 has been used or paid, and all base salary has been paid through last day of the year.

(8)
The value of cash severance following a voluntary termination has been set at one-time annual base pay plus target incentive award for all named executive officers, except for Mr. Rogers who receives an additional payment of 12 months estimated COBRA premiums within 30 days of termination. Calculations assume current base salary plus target annual incentive for 2008. COBRA calculation is estimated as the annual health and welfare cost plus a 20% administration fee.

(9)
Any cash severance for the death of an NEO is assumed to be offset by the value of any insurance payments. Any disability related cash severance is equivalent to one-times base annual base pay plus the 2008 short term annual incentive award at target for all named executive officers, with the exception of Mr. Rogers.  Mr. Rogers’ cash severance includes an additional payment equal to an estimated 12 months of COBRA premiums paid within 30 days of termination, based on his current benefit election options. The additional payment to Rogers is estimated based on current employer costs and executive benefit elections plus a 20% adjustment for potential administration fees. Death benefits for all named executive officers assume a surviving spouse to be no more than five years younger than the covered NEO.

(10)
The value of the cash severance for termination without cause for all named executive officers, represents one-time annual base pay plus target short term annual incentive award for 2008 for all named executive officers, with the exception of Mr. Rogers.  Mr. Rogers’ amount includes an additional estimated payment representing 12 months of COBRA premiums to be paid within 30 days of termination, based on his current benefit election options. The additional payment to Mr. Rogers is calculated based on current employer costs, and executive benefit elections for health and welfare benefits plus a 20% adjustment for potential administration costs.

(11)
The value of the cash severance for termination following a change in control represents one-times annual base pay plus target short term annual incentive award for all named executive officers, with the exception of Mr. Rogers.  Mr. Rogers’ amount includes an additional estimated payment representing 12 months of COBRA premiums paid within 30 days of termination, based on his current benefit election options. The additional payment to Mr. Rogers is calculated based on current employer costs and executive benefit elections for health and welfare benefits plus a 20% adjustment for potential administration costs.

(12)
Equity awards are valued based on the December 31, 2008 closing price of $9.89 per share. In addition, the calculations reflect any applicable legal agreements affecting accelerated vesting of outstanding performance or other share awards, as well as the immediate right to exercise any outstanding and unvested stock options. The values are based on the assumption that any unvested portion of performance shares would have been vested had the performance cycle not been truncated, and any pro-rata calculations are based on initial grant date from the start of the performance cycle through December 31, 2008. In addition, the value may be paid in either cash or equity at the discretion of the Board of Directors at the time of termination.

(13)
In addition to the benefits available as a component of severance, each executive participates in the pension plans disclosed in the Pension Plan Table with current accrued values. Executives would also be eligible for payments from these plans of all vested accrued benefits. The value of any retirement benefits reflected herein is the amount of a single life annuity for one year at the first date the executive would be eligible to receive a benefit. Annuity conversion interest rates are assumed to be the rates applicable for 2008 adjusted for appropriate phase-in for future years. Although annual annuities are shown, all benefits could be paid as a lump sum, except for those to Mr. Ceccarelli, who is under the retirement plan's traditional design. The value herein reflects the amount of any benefit accrued as of December 31, 2008 and assumes the executive leaves employment on that date under the indicated scenario. Payments included herein, with the exception of the additional change in control lump sum for Mr. Yackira and Mr. Denis, do not include the additional years of service promised under the SERP upon attaining age 62. All payments to Mr. Ceccarelli would begin at age 55; SERP payments to Mr. Rogers and Mr. Kaleta, due to unjustified involuntary termination and disability, would also begin at age 55. Mr. Ceccarelli would be eligible for special disability benefits at December 31, 2008, but such payment would not commence until age 65. Mr. Ceccarelli is assumed to elect to commence ordinary retirement benefits at age 55. Mr. Yackira, Mr. Rogers, Mr. Kaleta and Mr. Denis are not eligible for special disability benefits at December 31, 2008 because they have less than 10 years of service.

(14)
The value of the health and welfare benefits to be provided to an executive and his family (if appropriate) is based on the value of current elections prior to termination, assumes no change in benefit elections and continues to require contributions by the NEO at the applicable employee rate. For each of the NEOs the opportunity to continue in the health program at the applicable employee rate beyond employment is available for up to 36 months following a change in control and this is assumed to run concurrently with any potential COBRA or other regulatory mandate for coverage following termination.

(15)
Each NEO is covered by NVE’s Basic Life Insurance Program through Hartford, and an Executive Life Insurance Program through MetLife, with benefits payable to a designated beneficiary in the event of death, valued at $1.5 million.

(16)
Each executive is entitled to an additional change in control lump sum payment. Additional change in control lump sum values for Mr. Rogers and Mr. Kaleta include only an additional two years of service. Under the change in control calculation, Mr Denis is granted an additional three years of service for reaching aging 62 (extra three years added to age).

NON-QUALIFIED DEFERRED COMPENSATION

The following table shows the 2008 activity and ending balances for each of the named executives in the NVE Non-Qualified Deferred Compensation Plan.  This plan is described in the Compensation Discussion and Analysis above.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contribution in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($) (1)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)

Michael W. Yackira	48,500	20,250	(64,776)	-	91,262

William D. Rogers	77,000	9,437	(70,358)	-	135,275

Jeffrey L. Ceccarelli	16,000	16,650	(27,520)	-	56,789

Roberto R. Denis	8,580	7,200	(901)	-	49,643

Paul J. Kaleta	6,000	8,000	(3,694)	-	30,409

(1)
The amounts shown in the aggregate earnings column are not treated as above-market or preferential earnings within the meaning of Item 402(c)(2)(viii)(B), because such earnings are the same as the return paid on amounts invested in an externally managed investment fund that is available to all employees participating in the non-discriminatory tax qualified 401(k) plan sponsored by the employer.

(2)
None of the amounts of the Executive Contributions, Registrant Contribution and Aggregate Earnings in Last Fiscal Year columns are included in the Summary Compensation Table for the designated NEO.  The amount of any deferred compensation will be included in an NEO’s compensation only at the time of distribution or vesting consistent with applicable legislation.

(3)	None of the Aggregate Balance at Last Fiscal Year includes money previously reported as earnings in the Summary Compensation Table.

2008 COMPENSATION FOR NON-EMPLOYEE DIRECTORS

The total 2008 compensation of our Non-Employee Directors is shown in the following table:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Mr. Anderson (1)	$79,408	$74,992	-	-	-	-	$154,400
Mr. Christenson (1)	$90,608	$74,992	-	-	-	-	$165,600
Ms. Clark	$16,050	-	-	-	-	-	$16,050
Ms. Coleman (4)	$74,408	$74,992	-	-	-	-	$149,400
Ms. Corbin (5) (8)	$35,100	-	-	-	-	$144,706	$179,806
Mr. Day (1) (4) (6) (7)	$63,600	$75,000	-	-	-	$10,778	$149,378
Mr. Herbst (1) (4)	$64,246	$74,992	-	-	-	-	$139,238
Mr. Higgins (3)	$93,333	-	-	-	-	-	$93,333
Mr. Kennedy	$73,808	$74,992	-	-	-	-	$148,800
Ms. Mullarkey	$56,858	$74,992	-	-	-	-	$131,850
Mr. O’Reilly (1) (4) (6) (7)	$29,200	$120,000	-	-	-	$5,268	$154,468
Mr. Satre (1) (2) (6) (7)	$32,024	$180,000	-	-	-	$6,166	$218,190
Mr. Snyder (6) (7)	$70,800	$75,000	-	-	-	$3,111	$148,911
Mr. Turner (1) (6) (8)	$30,061	-	-	-	-	$1,563	$31,624

(1)	Chair of Committee.

(2)	Chairman of the Board.

(3)	Former Chairman of the Board, resigned as Director on July 31, 2008.

(4)	Aggregate number of option awards outstanding at year end represents “phantom stock” in the following amounts: Ms. Coleman — 9,601, Mr. Day — 15,993, Mr. Herbst — 8,053, Mr. O’Reilly — 7,247.

(5)	All other compensation represents the cash out of Ms. Corbin’s phantom stock upon her retirement from the Board during 2008.

(6)	All other compensation represents the dividend payment on deferred shares.

(7)
The Director elected to defer payment of the stock award until such time as he/she is no longer a Director of NVE, although the receipt of the stock award is reflected in the Stock Awards column.  There were no outstanding stock awards at December 31, 2008.

(8)	Retired.

DIRECTOR COMPENSATION

Each Non-Employee Eirector is paid an annual retainer of $120,000.  In keeping with the Board’s policy to tie management and director compensation to overall company performance and to increase director share ownership, NVE’s Non-Employee Director Stock Plan (“Plan”) requires that a minimum of $75,000 of the annual retainer for each Non-Employee Director be paid in common stock of NVE.  In accordance with the terms of the Plan, several Non-Employee Directors regularly elect to receive an even greater percentage in stock.  The reason for instituting a minimum amount of annual retainer that non-employee directors must be paid in NVE stock is to ensure that all non-employee directors will have invested a minimum of $100,000 of NVE stock after their first three-year term in office.

In addition to the annual retainer, non-employee directors of NVE and its subsidiaries are paid $1,200 for each Board or Committee meeting attended (other than Audit Committee meetings, addressed below), not to exceed two meeting fees per day regardless of the number of meetings attended.  Members of the Audit Committee are paid $1,500 per meeting of the Audit Committee attended.  Non-employee directors also receive a full or partial fee (depending on distance) for travel to attend meetings away from the director’s home city.  In consideration of their additional responsibility and time commitments, non-employee directors serving as Committee Chairpersons are also paid an additional $1,000 quarterly, except for the Audit Committee Chair and the Lead Independent Chairman who receive $2,500 quarterly in consideration for the considerable duties related to those positions.  The Chairman of the Board receives an additional annual fee of $60,000 which may be paid in quarterly installments or received in stock.

NVE’s Retirement Plan for Outside Directors, adopted March 6, 1987, was terminated on June 25, 1996.  The actuarial value of the vested benefit as of May 20, 1996, for each director was converted into “phantom stock” of NVE at its fair market value on that day.  The “phantom stock” is held in an account to be paid at the time of the non-employee director’s departure from the Board, either in stock or cash at the discretion of the Board.  All “phantom stock” earns dividends at the same rate as listed company common stock from the date of conversion and is deemed reinvested in additional shares at the price of the stock on the dividend payment date.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2008, regarding NVE’s Non-Employee Director Stock Plan, Employee Stock Purchase Plan and Restated Executive Long-Term Incentive Plan.  Our stockholders previously approved each of these plans and all amendments that were subject to stockholder approval.  We have no equity compensation plans that have not been approved by stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Non-Employee Director Stock Plan (1)	40,894 shares		415,045 shares
Employee Stock Purchase Plan (2)	Not applicable		199,250 shares
Restated Executive Long-Term Incentive Plan (3)	2,181,248 shares	$15.12	4,438,158 shares

(1)
The 2003 Non-Employee Director Stock Plan provides for the issuance of up to 700,000 shares of Common Stock over a ten-year period to members of the Company’s Board of Directors who are not employees of the Company in lieu of a portion of the annual retainer paid to those individuals for their service on the Company’s Board of Directors.  The exercise price of outstanding options, warrants and rights is based on the closing stock price on the date earned, which is the date the Non-Employee Director retires from the Board.

(2)
The Employee Stock Purchase Plan was approved by the shareholders of NVE on June 19, 2000.  Under NVE’s Employee Stock Purchase Plan, eligible employees of NVE and any of its subsidiaries may save regularly by payroll deductions and twice each year use their savings to purchase NVE’s Common Stock.  A total of 900,162 shares of NVE common stock are reserved for issuance under the Employee Stock Purchase Plan.  Through March 1, 2009, we had issued 700,912 shares thereunder.  In addition, an offering period under the Plan is currently in effect and scheduled to expire on June 1, 2009, on which date we will issue an additional number of shares to be determined at such time.

(3)
The Restated Executive Long-Term Incentive Plan provides for the granting of stock options (both “nonqualified” and “qualified”), stock appreciation rights (SAR’s), restricted stock, performance units and performance shares to participating employees an incentive for outstanding performance. The exercise price of outstanding options, warrants and rights varies based on the type and date of grant.  It is generally based on the closing price of NVE common stock, an average closing price for a five day range prior to the grant date, or on the last day of the measurement period.  The number of performance shares granted, but not vested are 884,619, the total number of unvested options are 322,145 and the total number of vested but not exercised options are 974,484.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information as of March 6, 2009, with respect to the beneficial ownership of our common stock by:

•	The stockholders we know to beneficially own more than 5% of our outstanding common stock;

•	Each director;

•	Each executive officer named in the Summary Compensation Table included below in this proxy statement; and

•	All of our executive officers and directors as a group.

Unless otherwise indicated, all persons named in the tables have sole voting and investment power with respect to the shares shown, and the address of each beneficial owner listed is c/o NV Energy, Inc., 6226 W. Sahara Avenue, Las Vegas, NV 89146.

Name and Address of Beneficial Owner	Shares Owned	Percent of Class
Franklin Resources, Inc. (1) One Franklin Parkway San Mateo, CA 94403	16,793,073	7.20%
Horizon Asset Management, Inc. (2) 470 Park Avenue South 4th Floor South New York, NY 10016	12,378,067	5.29%

(1)	Based on Form 13G filed by Franklin Resources, Inc February 9, 2009.

(2)	Based on Schedule 13G/A filed by Horizon Asset Management, Inc, February 13, 2009.

Name of Director, Nominee or Executive Officer	Common Shares Beneficially Owned as of March 6, 2009	Percent of Total Common Shares Outstanding as of March 6, 2009
Joseph B. Anderson	13,853
Glenn C. Christenson	48,000
Susan F. Clark	-
Mary L. Coleman (1)	178,939
Theodore J. Day (1)(2)	94,438
Stephen F. Frank	2, 000
Jerry E. Herbst (1)	39,989
Brian J. Kennedy	8,213	No Director, Nominee or Executive
Maureen T. Mullarkey	7,734	Officer owns in excess of one percent
John F. O’Reilly (1)(2)	51,775
Philip G. Satre (2)	54,690
Donald D. Snyder (2)	14,570
Jeff Ceccarelli (3)	183,020
Roberto Denis (3)	112,435
Paul Kaleta (3)	82,350
William Rogers (3)	42,840
Michael Yackira (3)	250,947
All executive officers and directors as a group (24 persons) (1)(2)(3)	1,305,459

(1)
Includes shares of “phantom stock” representing the actuarial value of certain directors’ vested benefits in the terminated Retirement Plan for Outside Directors, payable at the time of the respective director’s departure from the Board in the following amounts: Ms. Coleman, Messrs. Day, Herbst and O’Reilly 9,601, 15,993, 8,053, 7,247 shares, respectively.

(2)
Includes shares that the Directors have requested be deferred until their departure from the Board in the following amounts: Messrs. Day, O’Reilly, Satre, and Snyder 33,119, 17,766, 22,755, 10,570, shares, respectively.

(3)
Includes shares issuable under the Long-Term Incentive Plan within 60 days of March 6, 2009, to Messrs. Yackira, Kaleta, Rogers, Ceccarelli, Denis and Others 163,061, 65,851, 22,158, 112,761, 63,431, 54,435 shares, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, requires that Directors, Officers, and any holders of more than 10% of NVE’s common stock file reports with the SEC disclosing ownership of the NVE stock and changes in beneficial ownership.  Officers, Directors and 10% stockholders are required by SEC regulations to furnish NVE with copies of all Section 16(a) forms they file.

To NVE’s knowledge, based solely on review of its records and written representations by persons required to file these reports, during 2008, all filing requirements under Section 16(a) were complied within a timely fashion, except as disclosed that, on March 17, 2008, Clyde T. Turner, a Director of the Company, purchased 5,000 shares of the Company’s common stock, which transaction was reported to the SEC on March 24, 2008, and on August 1, 2008, 4,988.945 shares were granted to Mr. Satre, a Director of the Company, which grant was reported to the SEC on November 7, 2008.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee, described above in the section “Board and Committee Meetings,” has adopted and maintains a written charter, which was approved by the full Board of Directors.  The Committee reviews and reassesses the adequacy of its charter annually; the Committee made no material substantive changes or alterations in the Committee’s various authorities and responsibilities in 2008.  The charter is available for review on the Company’s web site www.nvenergy.com.  A written code of ethics applicable to all the Company’s officers and employees, including the Company’s Chief Executive Officer, and Chief Financial Officer, has been in existence for several years.  The Code is also periodically reviewed by management and the Audit Committee.  In accordance with its written charter, the Audit Committee is responsible for the appointment, compensation, retention, and oversight of the Company’s independent auditors and assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company and oversees the efficacy of its internal and external controls.  The Audit Committee reviews and discusses quarterly reports on Form 10-Q and the Annual Report on Form 10-K, before recommending the adoption of the 10-K by the Company and full Board and filing of the 10-K with the SEC.

In discharging its oversight responsibility as to the audit process, the Audit Committee has discussed with the independent auditors their independence from NVE and its management, including the matters in the written disclosures we received from the independent auditors regarding the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and discussed with the auditors any relationships that may impact their objectivity and independence, including whether the provision of non-audit services by the auditors is compatible with maintaining auditor independence, and satisfied itself as to the auditors’ independence. A statement of audit fees and all other fees charged by the auditors during 2008 and 2007 is set forth below under “Independent Public Accountants — Audit Fees.”

The Committee also discusses with management, the internal auditors, and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing.  The Committee reviews with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

The Committee discusses and reviews with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 114, “The Auditor’s Communication With Those Charged with Governance and SEC Regulation S-X, Rule 2-07.”  These include but are not limited to (1) accounting policies for unusual transactions, (2) the impact of accounting policies for which there is no authoritative consensus, (3) sensitive accounting estimates, and (4) disagreements with management.  The Committee also discusses and reviews the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of its independent auditors regarding the reasonableness of those estimates; and, with and without management present, discusses and reviews the results of the independent auditors’ examination of the financial statements.  The Committee also discusses the results of the internal audit examinations.

The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2008, with management and the independent auditors, which included a discussion of the quality and effect of accounting principles, the reasonableness of significant judgments, and the clarity of disclosure in the financial statements.  Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.

The Company’s audited financial statements are included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the SEC.

All members of the Audit Committee are independent as defined in Section 303A.02 of the New York Stock Exchange Listed Company Manual and Rules 10A-2 and 10A-3(b)(1) of the Exchange Act.  No member of the Committee has any relationship with the Company that might interfere with the exercise of independence from management of the Company.  Each member is financially literate and knowledgeable.  Mr. Christenson, the Chairman, is the former Chief Financial Officer of a New York Stock Exchange company, a CPA and former partner in a professional accounting firm, has considerable knowledge of financial accounting, reporting, management and internal controls, and the Board of Directors has determined that he is an accounting and related financial management expert as defined by the New York Stock Exchange standards and an “audit committee financial expert” as defined in the rules and regulations of the Exchange Act.

                                                        Respectfully submitted,
                                                        THE AUDIT COMMITTEE
                                                        Glenn C. Christenson, Chair
                                                        Brian J. Kennedy
                                                        Maureen T. Mullarkey
                                                        Donald D. Snyder

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 2008, Ms. Coleman, and Messrs. Anderson (chair), Day, Herbst and Satre served as members of the Compensation Committee.  None of them were at any time during 2008, or before then, an officer or employee of NVE or any of its subsidiaries.  None of them had any relationships with NVE or any of its subsidiaries during 2008 that was required to be disclosed under Item 404 of Regulation S-K under the Exchange Act.

During 2008, none of our executive officers or any of our subsidiaries served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officer served on our Board of Directors or any of our subsidiaries or the Compensation Committee.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of NVE oversees NVE’s compensation program on behalf of the Board.  In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

                                                COMPENSATION COMMITTEE
                                                        Joseph B. Anderson, Jr., Chair
                                                        Susan F. Clark
                                                        Mary Lee Coleman
                                                Theodore J. Day
                                                Jerry E. Herbst
                                                Philip G. Satre

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

The son of John F. O’Reilly, a member of NVE’s Board of Directors, is employed by O’Reilly Law Group, LLC but has been associated with the Waller Law Group and McNulty Law Group, which are acting as co-counsel for NVE, NPC and SPPC in two significant litigation matters, one of which was settled in 2008.  Mr. O’Reilly does not receive any compensation from NVE, NPC or SPPC related to these matters.  On the basis of these relationships, however, the Board of Directors has not included Mr. O’Reilly among those directors considered to be independent.

Philip G. Satre, a member of NVE’s Board of Directors, is a member of the board of directors of the Nevada Cancer Institute, a non-profit research center.  NV Energy’s Charitable Foundation has agreed to donate to the Nevada Cancer Institute $1,000,000 in equal installments over five years beginning in 2008.  NVE’s Board of Directors approved the donation and determined, based on the particular facts and circumstances, including the size and nature of the donation and the fact that Mr. Satre does not receive any renumeration from the Nevada Cancer Institute, that the donation did not constitute a material relationship between NVE and Mr. Satre that would affect the independence of Mr. Satre as a director of NVE.

 Donald D. Snyder, a member of NVE’s Board of Directors, is the chairman of the board of directors of the Las Vegas Performing Arts Center Foundation, a charitable foundation which is developing the Smith Center for the Performing Arts.  NV Energy’s Charitable Foundation has agreed to donate to the Las Vegas Performing Arts Center Foundation $1,000,000 in equal installments over five years beginning in 2008.  NVE’s Board of Directors approved the donation and determined, based on the particular facts and circumstances, including the size and nature of the donation and the fact that Mr. Snyder does not receive any renumeration from the Foundation, that the donation did not constitute a material relationship between NVE and Mr. Snyder that would affect the independence of Mr. Snyder as a director of NVE.

Jerry E. Herbst, John O’Reilly, Donald D. Snyder and Michael Yackira, all members of NVE’s Board of Directors, are among the 64 volunteer trustees of the UNLV Foundation, a charitable organization that raises private support for educational purposes relating to the University of Nevada, Las Vegas.  NV Energy’s Charitable Foundation has agreed to donate $500,000 in two annual installments of $250,000 beginning in 2009 to support the development of an undergraduate educational program at UNLV in renewable energy resources.  NVE’s Board of Directors approved the donation and determined, based on the particular facts and circumstances, including the size and nature of the donation and the fact that those individuals do not receive any renumeration from the Foundation, that the donation did not constitute a material relationship between NVE and those individuals, and that Messrs. Herbst’s and Synder’s status as independent directors of NVE would not be affected.

Affiliate Transactions and Relationships

Employees of NVE provide certain accounting, treasury, financial planning and administrative services to NPC and SPPC.  The costs of those services are allocated among between NPC and SPPC according to usage by each.  During 2008, the cost for such services allocated to NPC was $4.5 million and the cost of such services allocated to SPPC was $2.5 million.  Additionally, all of NVE’s officers are also officers of NPC and SPPC, except for Mr. Lavey, who is an officer of NV Energy, Inc. only.  All three Companies have the same members of their respective boards of directors.

NVE files a consolidated federal income tax return for itself and its subsidiaries.  Current income taxes are allocated based on each entity’s respective taxable income or loss and investment tax credits as if each subsidiary filed a separate return.  NVE does not believe that any significant additional tax liability would be incurred by any of its subsidiaries on behalf of any other subsidiary; however, NVE and its subsidiaries could potentially incur certain tax liabilities as a result of the joint tax filing in the event of a change in applicable law or as a result of an audit.

As part of on-going cash management practices and operations, NVE may make intercompany loans to the Utilities, subject to any applicable regulatory restrictions and restrictions under NVE’s or the Utilities’ financing agreements.

Review, Approval or Ratification of Transactions with Related Parties

In accordance with the Policy and Procedure Governing Related Party Transactions (the “Policy”) adopted by the Board in 2008, all Related-party Transactions are subject to review and approval by the Audit Committee.  The Audit Committee shall review any existing Related Party Transactions entered into during the last fiscal year and make a determination whether to ratify or rescind such transaction.  For purposes of the Policy, a Related Party Transaction is any transaction, arrangement or relationship or a series of similar transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness, where the aggregate amount involved is expected to exceed $50,000, in any calendar year, in which the Company, including any of its subsidiaries, was, is or will be a participant and in which any Related Party had, has or will have a direct or indirect material interest.  Related Parties are executive officers, directors, nominees for director, any person who is known to be the beneficial owner of more than 5% of the Company’s voting securities, any immediate family member of any of the foregoing persons, and any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 10% beneficial ownership interest.

The Audit Committee (or the Chair of the Audit Committee, to whom authority has been delegated under certain circumstances) will approve only those Related Party Transactions that are in the best interests of the Company and its shareholders, or not inconsistent therewith, in its (or his or her) good faith judgment.  In making a determination to approve or ratify, the Committee (or the Chair) will consider, in particular, but not exclusively, such factors as:

•	The extent of the Related Party’s interest in the transaction;

•	The benefits to the Company;

•	The availability of other sources of comparable products or services;

•	Whether the terms of the transaction are no less favorable than terms generally available in unaffiliated transactions under like circumstances;

•	The aggregate value of the transaction; and

•	The effect on a director’s independence.

The Policy provides that the following transactions are deemed pre-approved:  (a) compensation paid to a director if such compensation is pursuant to Board approved standard compensation agreements for directors; (b) any transaction with another company at which a Related-party’s only relationship is as a director and/or beneficial owner of less than a 10% equity interest in that company’s shares; (c) any transaction in which rates or charges involved are determined by competitive bids or involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; (d) any transaction involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services; (e) any transaction in which the Related-party’s interest arises solely from the ownership of the Company’s equity securities and all holders of the Company’s equity securities received the same benefit on a pro rata basis (e.g., dividends); and (f) transactions available to employees generally.

INDEPENDENT PUBLIC ACCOUNTANTS

The audit committee has selected Deloitte & Touche LLP, independent public accountants, to conduct an audit and to report on our financial statements for the fiscal year ended December 31, 2009.  Deloitte & Touche LLP audited our financial statements for the fiscal year ended December 31, 2008.  A representative of Deloitte & Touche LLP will be present at the Annual Meeting to answer questions from stockholders and will have an opportunity to make a statement if desired.

Principal Accounting Fees and Services

The following table summarizes the aggregate fees billed to NVE, NPC and SPPC by our auditors, Deloitte & Touche LLP.

	NPC		SPPC		NVE Consolidated
	2008	2007	2008	2007	2008	2007
Audit Fees (a)	$1,262,653	$1,155,750	$1,231,004	$1,204,815	$2,737,605	$2,713,654
Audit Related Fees (b)	—	—	22,000	22,000	22,000	22,000
All Other Fees (c)	—	—	—	—	64,000	83,274
Total	$1,262,653	$1,155,750	$1,253,004	$1,226,815	$2,823,605	$2,818,928

(a)	Fees for audit services billed in 2008 and 2007 consisted of:

	•	Audit of the companies’ financial statements

	•	Reviews of the companies’ quarterly financial statements

	•	Comfort letters, regulatory audits, consents and other services related to SEC matters.

(b)	Fees for audit related services billed in 2008 and 2007 consisted of agreed upon procedures.

(c)	Fees for all other services billed in 2007 consisted of permitted non-audit services, such as income tax assistance.

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services.  The Audit Committee discussed these services with the independent auditor and Management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

The services performed by Deloitte and Touche LLP, in 2008 were pre-approved on February 22, 2008 by the Audit Committee in accordance with the pre-approval policy and procedures adopted by the Audit Committee.  This policy describes the permitted audit, audit-related, tax, and other services (collectively, the “Disclosure Categories”) that Deloitte & Touche may perform.  The policy requires that prior to the beginning of each fiscal year, a description of the services (the “Service List”) expected to be performed by Deloitte & Touche in each of the Disclosure Categories in the following fiscal year be presented to the Audit Committee for approval.

Any requests for audit, audit related, tax, and other services not contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted.  Normally, pre-approval is provided at regularly scheduled meetings.  However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee.  Under the policy, the Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

In addition, although not required by the rules and regulations of the SEC, the Audit Committee (generally) requests a range of fees associated with each proposed service on the Service List and any services that were not originally included on the Service List.  Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting the Company to receive immediate assistance from the independent auditor when time is of the essence. On a quarterly basis, the Audit Committee reviews the status of services year-to-date against the original Service List.

The policy contains a de minimis provision that operates to provide retroactive approval for small immaterial and permissible non-audit services under certain circumstances.  The provision allows for the pre-approval requirement to be waived if all of the following criteria are met:

1.	The service is not an audit, review or other attest service;

2.	The aggregate amount of all such services provided under this provision does not exceed the lesser of $50,000 or five percent of total fees paid to the independent auditor in a given fiscal year;

3.	Such services were not recognized at the time of the engagement to be non-audit services;

4.	Such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee or its designee; and

5.	The service and fee are specifically disclosed in the Proxy Statement as meeting the de minimis requirements.

During 2008, fees for audit related services, tax services and all other fees were pre-approved by the Audit Committee or Chairman of the Audit Committee.

COMMUNICATIONS WITH DIRECTORS

The Board of Directors will give appropriate attention to written communications on issues that are submitted by stockholders and other interested parties, and will respond if and as appropriate.  Absent unusual circumstances or as contemplated by committee charters, the chairman of the Nominating and Governance Committee will, with the assistance of our internal legal counsel, (1) be primarily responsible for monitoring communications from stockholders and other interested parties and (2) provide copies or summaries of such communications to the other directors as he or she considers appropriate.

Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the chairman of the Nominating and Governance Committee considers to be important for the directors to know.  In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders and other interested parties may communicate directly with the Company’s non-management directors as a group, or with any individual director, by addressing such communications to the desired recipients and sending it c/o Corporate Secretary, NV Energy, Inc., P.O. Box 98910, Las Vegas, NV 89151, and marking such communications as “confidential.”

OTHER MATTERS

We have no knowledge of any matters to be presented for action by the stockholders at the Annual Meeting other than as set forth herein.  However, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment in the event that any additional matters should be presented.

To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of the proxy statement entitled “Report of the Compensation Committee on Executive Compensation” and “Report of the Audit Committee” shall not be deemed to be “soliciting materials” or to be so incorporated, unless specifically otherwise provided in any such filing.

So that your shares may be represented if you do not plan to attend the Annual Meeting, please vote your shares by mail, the internet or telephone.

On Behalf of the Board of Directors

/s/ Paul J. Kaleta

PAUL J. KALETA, Corporate Secretary

March [   ], 2009

NV ENERGY, INC. 6226 W. SAHARA AVENUE LAS VEGAS, , NV 89146
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the annual meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by NV Energy Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the annual meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to NV Energy, Inc., c/o Broadridge Financial, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:			KEEP THIS PORTON FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
NV ENERGY, INC. Vote on Directors
1.
TO ELECT THE MEMBERS OF THE BOARD OF DIRECTORS.

For nominees listed below (except as written to the contrary to the right)

 01) Theodore J. Day
 02) Susan F. Clark
 03) Stephen E. Frank
 04) Maureen T. Mullarkey
 05) Donald D. Snyder

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ____________________________
	☐	☐	☐
Vote on Proposals				For All	Against	Abstain

2.	TO AMEND NV ENERGY, INC. ARTICLES OF INCORPORATION TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS			☐	☐	☐

3.	TO RATIFY THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM			☐	☐	☐

4.	WITH DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR PROPOSAL NO. 2, 3 AND FOR ALL NOMINEES IN PROPOSAL NO. 1

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please sign below exactly as your name appears on this card including the title “Executor,”  “Trustee,” etc., if the same is indicated.  When stock is held by a corporation, this proxy should be executed by an authorized officer thereof.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

Your vote is important. Please vote immediately.

You may also vote the shares over the Internet or by telephone.

Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed, dated and returned your proxy card.

If you vote the shares over the Internet or by telephone,
please do not mail your proxy card.

This Proxy is solicited on behalf of the Board of Directors.

ANNUAL MEETING OF STOCKHOLDERS—APRIL 30, 2009

The undersigned, revoking all prior proxies, hereby appoints Paul Kaleta and William D. Rogers, or either of them, each with full power of substitution, proxies to vote all shares of Common Stock of NV Energy, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, April 30, 2009, at NV Energy’s General Office Building, 6100 Neil Road, Reno, Nevada, at 10:00 a.m., Pacific Time, and at any and all adjournments thereof:

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1, and “FOR” PROPOSALS 2 AND 3.

Please mark, sign, date, and return the Proxy using the enclosed envelope.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)